UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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MERCANTILE BANK CORPORATION

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SEC 1913 (02-02)

Notice of Annual Meeting of Shareholders

To Be Held on May 26, 2016

To our Shareholders:

The 2016 annual meeting of shareholders of Mercantile Bank Corporation will be held at Kent Country Club, 1600 College Avenue NE, Grand Rapids, Michigan 49505 on Thursday, May 26, 2016, at 9:00 a.m. local time. The meeting is being held for the purpose of considering and voting on the following matters:

1.	Election of six directors, each for a one-year term.

2.	Approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016.

3.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016.

4.	An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement.

5.	Any other business that may properly be brought before the meeting or any adjournment of the meeting.

All shareholders of record at the close of business on Friday, April 1, 2016 are entitled to notice of and to vote at the meeting, and any postponements or adjournments of the meeting.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to the questions and answers beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Friday, May 13, 2016.

By Order of the Board of Directors,

Michael H. Price
Chairman of the Board, President and
Chief Executive Officer

Dated: April 11, 2016

Mercantile Bank Corporation

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on May 26, 2016

*     To be voted on at the meeting

Mercantile Bank Corporation

310 Leonard Street NW

Grand Rapids, Michigan 49504

April 11, 2016

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on May 26, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercantile Bank Corporation (“we,” “our” or “Mercantile”). The proxies are being solicited for use at the annual meeting of shareholders to be held on Thursday, May 26, 2016 at 9:00 a.m., local time, at Kent Country Club, 1600 College Avenue NE, Grand Rapids, Michigan 49505, and at any and all adjournments of the meeting. An annual report that consists of our Annual Report on Form 10-K for the year ended December 31, 2015 and other information is first being mailed or made available to shareholders, along with these proxy materials, on or about April 11, 2016.

Information About the Annual Meeting and Voting

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, the approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016, the ratification of the selection of our independent registered public accounting firm, and an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote?

The Board of Directors has set April 1, 2016 as the record date for the annual meeting. If you were a shareholder of record at the close of business on the record date, April 1, 2016, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of Mercantile common stock are entitled to one vote per share.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

How many shares must be present to hold the meeting?

At least a majority of the shares of our common stock outstanding on the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 16,232,234 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the internet; or

•	by completing, signing and mailing the printed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the record date, you are a shareholder of record and you attend the meeting, you may vote in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the annual meeting, please write to the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 or call 616-726-1601.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR the election of all of the six nominees for director;

•	FOR the approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016;

•	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement; and

•	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Election of Directors.    The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The six nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Stock Incentive Plan of 2016.    The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the Mercantile Bank Corporation Stock Incentive Plan of 2016. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the ratification of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Advisory approval of compensation of our named executive officers.    Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the shareholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of all of the six nominees for director;

•	FOR the approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016; and

•	FOR the advisory approval of the compensation of our executives disclosed in this proxy statement.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees, and employees of our subsidiary, Mercantile Bank of Michigan (the “Bank”), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting

to be Held on May 26, 2016:

Our proxy statement and 2015 annual report are available at

www.edocumentview.com/MBWM.

Stock Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock, as of April 1, 2016, by each of our current directors, each nominee for election as a director, our executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Class Beneficially Owned(10)
David M. Cassard••	22,241		*
Edward J. Clark••	48,835	(2)	*
Jeff A. Gardner••	103,403	(3)	*
Edward B. Grant••	19,887		*
Michael H. Price••	96,268	(4)	*
Thomas R. Sullivan••	112,882	(5)	*
Charles E. Christmas	57,280	(6)	*
Robert B. Kaminski, Jr.	51,820	(7)	*
Samuel G. Stone	46,513	(8)	*
All directors and executive officers as a group (9 persons)	559,129	(9)	3.44%

••	Current Member of our Board of Directors and Nominee for Re-election

*	Less than 1%

(1)

The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of April 1, 2016 through the exercise of any stock options or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the table. For each person, the number of shares that is included in the table because the person has options to acquire the shares is set forth below.

Name	Shares
Mr. Christmas	0
Mr. Kaminski	0
Mr. Price	0
Mr. Stone	11,312
Mr. Sullivan	15,575

(2)	Includes 1,210 shares that Mr. Clark has the power to vote and dispose of as custodian of four accounts of grandchildren.

(3)	Includes 43,111 shares as to which Mr. Gardner shares voting or investment power by reason of joint ownership, trust, or other contract or property right.

(4)	Includes 11,000 shares of restricted stock awarded under our Stock Incentive Plan of 2006 and 12,925 shares that Mr. Price owns under the Bank’s 401(k) plan.

(5)

Includes 7,045 shares of restricted stock awarded under our Stock Incentive Plan of 2006, 72,426 shares owned through an IRA and 1,107 shares owned by children over which Mr. Sullivan shares investment or voting control.

(6)

Includes 5,250 shares of restricted stock awarded under our Stock Incentive Plan of 2006 and 31,437 shares that Mr. Christmas owns under the Bank’s 401(k) plan.  Also includes 1,472 shares that Mr. Christmas’ spouse, who was previously employed by the Bank, owns under the Bank’s 401(k) plan as well as 351 shares that she owns in her IRA.

(7)	Includes 5,750 shares of restricted stock awarded under our Stock Incentive Plan of 2006 and 21,998 shares that Mr. Kaminski owns under the Bank’s 401(k) plan.

(8)	Includes 28,225 shares that Mr. Stone owns through an IRA.

(9)

Includes 26,887 shares that such persons have the right to acquire within 60 days of April 1, 2016 pursuant to stock options, 29,045 shares of restricted stock awarded under our stock-based compensation plans, and 67,832 shares that such persons own under the Bank’s 401(k) plan.

(10)

The percentages shown are based on the 16,232,234 shares of our common stock outstanding as of April 1, 2016, plus the number of shares that the named person or group has the right to acquire within 60 days of April 1, 2016.  For purposes of computing the percentages of outstanding shares of common stock held by each person, any shares that the person has the right to acquire within 60 days after April 1, 2016 are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

Stock Owned by 5% Beneficial Owners

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of our outstanding shares of common stock as of February 16, 2016.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned
Banc Fund VI L.P.
20 North Wacker Drive, Suite 3300 Chicago, IL 60606(1)	1,528,911	9.3%

(1)

The information is based on a Schedule 13G, Amendment No. 2015-1, filed with the SEC on February 9, 2016, jointly on behalf of Banc Fund VI L.P. ("BF VI"), Banc Fund VII L.P. ("BF VII"), Banc Fund VIII L.P. ("BF VIII") and Banc Fund IX L.P. ("BF IX") (collectively the “Banc Fund Group”). The Banc Fund Group may be deemed to have beneficial ownership of the shares reflected in the table as of December 31, 2015. The Banc Fund Group reported aggregate beneficial ownership of 1,528,911 shares, including 89,343 shares beneficially owned by BF VI, 329,024 shares beneficially owned by BF VII, 911,404 shares beneficially owned by BF VIII, and 199,140 shares owned by BF IX.

Proposal #1
Election of Directors

Our articles of incorporation and bylaws provide that our Board of Directors will consist of between six and fifteen directors, with the exact number of directors determined from time to time by our Board of Directors. Our Board of Directors currently has six members. Our directors are elected annually to one-year terms.

Our Board of Directors has nominated David M. Cassard, Edward J. Clark, Jeff A. Gardner, Edward B. Grant, Michael H. Price, and Thomas R. Sullivan, as directors for election at this year’s annual meeting for one-year terms expiring at the 2017 annual meeting. Each of the nominees is presently a director whose term expires at this year’s annual meeting.

Our Board of Directors recommends that you vote FOR each of the six nominees named above. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the six nominees.

All of the nominees have indicated their willingness to continue to serve. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected, as well as the other nominees. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable.

Set forth below is information about the nominees for election as directors. The factual information about each nominee and director has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each should serve on our Board, in light of our business and structure, were determined by our Board or its Governance and Nominating Committee. There are no family relationships among any of our directors, nominees for director and executive officers.

David M. Cassard, age 62

Director since 2001

Mr. Cassard is retired. He is the former Chairman of Waters Corporation, a commercial real estate investment and management company. He served as President and Treasurer of Waters Corporation for over 20 years and became Chairman in 2005. Before joining Waters Corporation, he worked for an international firm of Certified Public Accountants. He is a graduate of the University of Michigan (BBA) and Michigan State University (MBA), and he is a Certified Public Accountant and Certified Property Manager. He previously served as a member of the Board of Directors of First Michigan Bank-Grand Rapids and was a member of the Boards of Directors of First Michigan Bank Corporation and Butterworth Hospital. He holds membership in the American Institute of CPAs, the Michigan Association of CPAs and the Institute of Real Estate Management. Mr. Cassard’s financial expertise and commercial real estate management experience were key factors in our determination that he should be a member of our Board.

Edward J. Clark, age 71

Director since 2015 and previously served as a Director from 1998 to June of 2014

Mr. Clark served as a member of the Mercantile Board of Directors from 1998 until June of 2014 when he resigned as a member of the Mercantile Board in connection with the merger with Firstbank Corporation, but remained a member of the Bank Board. Mr. Clark is the Chairman and Chief Executive Officer of The American Seating Company (“American Seating”), and has held this position since 1986. American Seating is headquartered in Grand Rapids, Michigan, and produces seating and furniture for offices, as well as seating for buses, rail cars, auditoriums, stadiums and performing arts centers. He is a graduate of Ohio State University (BSc) and the University of Pennsylvania (MBA). Mr. Clark is a member of the Board of Trustees of the Grand Valley State University Foundation. He is Chairman of the Membership Committee of the Grand Valley State University Foundation, and on the Advisory Board of the Seidman School of Business. From 1988 through 1997, he was a member of the Board of Directors and Executive Committee of First Michigan Bank-Grand Rapids. Mr. Clark has also previously served on the Boards of Directors of the Metropolitan YMCA, the Grand Rapids Symphony Orchestra, Red Cross of Kent County, The Blodgett/Butterworth Foundation, St. Mary’s Hospital, The Business and Institutional Furniture Manufacturer’s Association, the Ohio State University Alumni Association, and the Grand Rapids Employers’ Association. Mr. Clark’s experience leading and managing a substantial seating and furniture business, and involvement and relationships in the community, led us to conclude that he should serve on our Board.

Jeff A. Gardner, age 64

Director since 2014

Mr. Gardner joined Mercantile’s Board of Directors in June of 2014, following our merger with Firstbank. Mr. Gardner served as a director and vice-chairman of Keystone Community Bank from 1997 through the date of the Merger and a director of Firstbank Corporation from October 2005 through the date of the Merger. Mr. Gardner is President of Gardner Group, which he formed in 1980. Gardner Group provides real estate services throughout southwestern Michigan, including development, construction, management, brokerage and maintenance. Mr. Gardner is a principal in numerous real estate developments, construction projects, and a consulting company. Mr. Gardner holds the designation of Certified Property Manager. Mr. Gardner’s extensive real estate expertise in the markets we serve led us to conclude that he should serve on our Board.

Edward B. Grant, age 66

Director since 2014

Mr. Grant joined Mercantile’s Board of Directors in June of 2014, following our merger with Firstbank. Mr. Grant served as a director of Firstbank (Mt. Pleasant) from 1988 through the date of the Merger and of Firstbank Corporation from 1990 through the date of the Merger. He served as Chairman of the Board of Firstbank (Mt. Pleasant) from 1989 through the date of the Merger. Mr. Grant retired in August 2015 after having served in various faculty and administrative positions at Central Michigan University (“CMU”), most recently completing 16 years as General Manager of CMU Public Broadcasting. Mr. Grant is a Certified Public Accountant, and holds a Ph.D. in accounting from Michigan State University. We concluded that Mr. Grant should serve on our Board due to his specialized expertise in accounting and connection to the markets we serve.

Michael H. Price, age 59

Chairman of the Board, President and Chief Executive Officer of Mercantile, and Chairman of the Board of the Bank. Director since 1997

 Mr. Price has over 30 years of commercial banking experience and joined the Bank in 1997. Before being promoted to his current position as President and Chief Executive Officer of Mercantile and Chief Executive Officer of the Bank in 2007, Mr. Price served as President and Chief Operating Officer of Mercantile and the Bank in 1997 and 1998, and as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank from 1999 to June of 2007. Mr. Price also served as Chairman of the Board of Mercantile from 2007 through the date of the Firstbank merger and resumed his position as Chairman of Mercantile following Mr. Sullivan’s retirement in May of 2015. Mr. Price has been and continues to be very active in the Grand Rapids community. He currently serves on the Board of Directors of Metro Health Corporation and the Board of Trustees of Aquinas College. From 2005 to 2007, he served on the Board of Directors of the Federal Home Loan Bank of Indianapolis. Mr. Price also held leadership positions on the Boards of Habitat for Humanity of Kent County, Project Rehab and Network180. Mr. Price was the founding President of our organization and has demonstrated excellent leadership qualities and a strong understanding of the fundamentals of our industry. These attributes led us to conclude that he should be a member of our Board.

Thomas R. Sullivan, age 65

Director since 2014

Mr. Sullivan joined Mercantile’s Board of Directors and was appointed Chairman of the Board and Vice Chairman of the Bank in June of 2014, following our merger with Firstbank. He retired from employment with Mercantile on May 28, 2015 and remains a director. Mr. Sullivan served as President and Chief Executive Officer of Firstbank Corporation beginning in January of 2000 through the date of the Merger. He served as President and Chief Executive Officer of Firstbank (Mt. Pleasant) from December, 1991 until January, 2007. He served as a director of Firstbank (Mt. Pleasant) from 1991 through the date of the Merger. He also served as a director of Firstbank – Alma and Firstbank – West Branch from January, 2000, Keystone Community Bank from October, 2005 and Firstbank – West Michigan from July, 2007, each through the date of the Merger. Mr. Sullivan also served as an Officer of Firstbank Corporation from 1991 through the date of the Merger. Additionally, Mr. Sullivan has been elected as a Member Director of the Federal Home Loan Bank of Indianapolis, serving in that capacity from 2004 through 2009, and from 2011 to the present. We concluded that Mr. Sullivan should serve as a member of our Board due to his extensive expertise as President and Chief Executive Officer of Firstbank and his experience in and knowledge of the Michigan community banking market.

Executive Officers

Our executive officers are listed in the table below.

Name of Executive Officer	Title

Michael H. Price	Chairman of the Board, President and Chief Executive Officer of Mercantile, and Chairman of the Board of the Bank

Robert B. Kaminski, Jr.	Executive Vice President, Chief Operating Officer and Secretary of Mercantile, and President, Chief Executive Officer and Secretary of the Bank

Charles E. Christmas	Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank

Mr. Price is also a member of our Board of Directors, and information regarding his business experience is described above under the heading “Election of Directors.” Mr. Kaminski’s and Mr. Christmas’s business experience, for at least the past five years, is summarized below. Our executive officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of our Board of Directors.

Robert B. Kaminski, Jr., age 54
Executive Vice President, Chief Operating Officer and Secretary of Mercantile, and President, Chief Executive Officer and Secretary of the Bank. Director of the Bank since 2011.

Mr. Kaminski joined the Bank in 1997 and has over 30 years of commercial banking experience. Mr. Kaminski was appointed President of the Bank effective June 30, 2007.  On May 28, 2015, Mr. Kaminski was appointed Chief Executive Officer of the Bank in addition to continuing his roles as President of the Bank and Executive Vice President, Chief Operating Officer and Secretary of Mercantile.  He also served as the Bank’s Chief Operating Officer from 2000 to December, 2015. Mr. Kaminski serves on the Board for Boys and Girls Clubs of Grand Rapids Youth Commonwealth, the West Michigan Policy Forum, the Retirement Board for the City of Wyoming, Michigan, and the Heart of West Michigan United Way.

Charles E. Christmas, age 50

Executive Vice President, Chief Financial Officer and Treasurer of Mercantile,

and Executive Vice President and Chief Financial Officer of the Bank

 Mr. Christmas joined the Bank in 1998 and has 28 years of banking experience. Before being promoted to his current position as Executive Vice President, Chief Financial Officer and Treasurer of Mercantile and the Bank, Mr. Christmas served as Senior Vice President, Chief Financial Officer and Treasurer of Mercantile and the Bank from 2000 to 2015. Prior to joining Mercantile, he examined various financial institutions for over ten years while serving as a bank examiner with the Federal Deposit Insurance Corporation (“FDIC”). He began his tenure with the FDIC upon his graduation from Ferris State University. Mr. Christmas holds a Bachelor of Science degree in Accountancy. Mr. Christmas serves on the Michigan Bankers Association Funds Management Committee, is an instructor at the Michigan Bankers Association Perry School of Banking, serves as a Board member and President of the Susan G. Komen Michigan affiliate, is a member of the Ferris State University College of Business Advisory Board, and assists the Make-A-Wish Foundation of Michigan in its fundraising activities.

Corporate Governance

Director Independence

Applicable Nasdaq rules require that a majority of our Board of Directors be independent. In February of 2016, our Board of Directors reviewed the independence of our directors and determined that each of the directors, including those nominated for election at the annual meeting, are independent as defined by applicable Nasdaq rules, with the exception of Messrs. Sullivan and Price. In making this determination, our Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Meetings

During 2015, our Board of Directors held a total of ten meetings. During 2015, each director attended at least 75% of the total number of meetings of our Board and its committees on which he then served.

Our Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the shareholders. All of our directors then serving on our Board attended last year’s annual meeting.

Board Committees

Our Board of Directors has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of these committees, as of April 1, 2016, was as follows:

Audit Committee	Compensation Committee	Governance and Nominating Committee
David M. Cassard	David M. Cassard*	David M. Cassard
Edward J. Clark	Edward J. Clark	Edward J. Clark*
Jeff A. Gardner	Jeff A. Gardner	Jeff A. Gardner
Edward B. Grant*	Edward B. Grant	Edward B. Grant

*	Committee chairperson

Each of the members of these committees is an independent director as defined by applicable Nasdaq rules. Each of these committees has a charter that has been approved by our Board of Directors and is available on our website, www.mercbank.com.

Audit Committee. The Audit Committee has four members and met four times in 2015. The Audit Committee assists our Board of Directors in overseeing our financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of our independent registered public accounting firm. Our Board of Directors has determined that Messrs. Cassard and Grant, who are members of the Audit Committee, are qualified as audit committee financial experts, as that term is defined in the rules of the SEC. Each Audit Committee member is independent, as independence for audit committee members is defined in the Nasdaq listing standards and the rules of the SEC. More information about the Audit Committee is included below under the heading “Audit Committee Report.”

Compensation Committee. The Compensation Committee has four members and met five times in 2015. The Compensation Committee assists our Board of Directors in carrying out its responsibilities relating to compensation and benefits for our directors, officers and employees. The Compensation Committee’s responsibilities and authority include:

•	reviewing and approving the goals and objectives relating to the compensation of our executive officers, and evaluating the performance of the CEO;

•	determining, or recommending to our Board for determination, all elements of compensation for our executive officers;

•	reviewing compensation and guidelines for directors’ ownership of our stock;

•	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking;

•	considering the results of the most recent advisory vote of the shareholders on executive compensation in making compensation determinations and recommendations;

•	recommending or making changes in compensation for directors;

•	administering and making awards under our stock-based incentive plans for directors, officers and employees, to the extent provided for in the plans; and

•

sole discretion in retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser (each, a “Compensation Adviser”), and the direct responsibility for the appointment, compensation and oversight of the work of any Compensation Adviser it retains.

The Compensation Committee charter grants the Compensation Committee the authority, in its discretion, to delegate appropriate matters to subcommittees of the Compensation Committee. The Compensation Committee may confer with our Chairman, President and Chief Executive Officer regarding his compensation, and receives recommendations from him regarding the compensation for our other executive officers.

In 2015, we did not use a compensation consulting firm. No fees were paid to any compensation consulting firm in 2015.

Governance and Nominating Committee. The Governance and Nominating Committee has four members and met three times in 2015. The Governance and Nominating Committee advises our Board of Directors regarding corporate governance principles and practices, and recommends candidates to the Board for election as directors. It also makes recommendations to our Board of Directors regarding the composition, leadership and duties of the Board’s committees.

The Governance and Nominating Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Governance and Nominating Committee in care of the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

The Governance and Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Governance and Nominating Committee and the Board of Directors. Generally, candidates have been members of the West or Central Michigan communities who have been known to one or more of our Board members. The Governance and Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Governance and Nominating Committee will consider the factors it believes to be appropriate. These factors would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of our Board of Directors in collectively serving the long-term interests of our shareholders. We do not have a specific policy relating to the consideration of diversity in identifying director candidates. However, the Governance and Nominating Committee does consider the diversity of our Board when identifying director candidates. The amount of consideration given to diversity varies with the Governance and Nominating Committee’s determination of whether we would benefit from expanding the Board’s diversity in a particular area. We believe that the composition of our Board has consistently demonstrated diversity as defined by viewpoint, background and professional experience. This diversity is further enriched at the Bank Board through racial and gender diversity.

Although the Governance and Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Governance and Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended by a shareholder.

Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Governance and Nominating Committee for its consideration, are required to comply with the advance notice and other requirements set forth in our articles of incorporation.

Board Leadership Structure

Our Board is led by Michael H. Price, our Chairman of the Board, President and Chief Executive Officer of Mercantile. The decision as to who should serve as Chairman of the Board, and who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is properly the responsibility of our Board. The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face, and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs. The Board believes that the most effective leadership structure for us now is for Mr. Price to serve as both Chairman of the Board and Chief Executive Officer. Mr. Price was our founding President and Chief Operating Officer, and served as our Chairman of the Board from July 1, 2007 through the June 1, 2014 merger with Firstbank Corporation, at which point he was succeeded as Chairman by Mr. Sullivan. Following Mr. Sullivan’s retirement on May 28, 2015, Mr. Price resumed his prior role as Chairman of the Board of Mercantile. Given his long history of leadership with our organization, the Board of Directors believes that Mr. Price is uniquely qualified to be the person who generally sets the agenda for, and leads discussions of, strategic issues for our Board. Mr. Price was one of the key individuals behind our formation in 1997 and the merger in 2014, and his leadership was instrumental in the drafting and implementation of our strategic plan as well as our mission and vision statements. Mr. Price’s leadership, in both his Chairman of the Board and Chief Executive Officer roles, continues to ensure that we remain dedicated to and focused on our mission.

Unlike many companies, our Board of Directors does not have an executive committee through which a chief executive officer and chairman of the board are able to undertake decisions without the participation of the full Board of Directors. Instead, our Board of Directors accomplishes most of its corporate governance role, including new director and succession planning, through its committees which are chartered to undertake significant activities and are made up entirely of independent directors.

In addition, our independent directors participate in at least two executive sessions during the year, in which our Chairman of the Board and Chief Executive Officer does not participate. Any independent director may request additional executive sessions at any meeting. Our executive sessions are led by our executive session facilitator, who is an independent director recommended by our Governance and Nominating Committee and appointed by our Board. Our executive session facilitator is responsible for setting the agenda for executive sessions and leading them. Our current executive session facilitator is David M. Cassard.

Board Role in Risk Oversight

Our Board oversees our risk management practices. In carrying out its responsibilities, our Board appointed a Risk Management Director (our “Senior Risk Officer”). Our Senior Risk Officer, with supervision from our Board, is responsible for the definition, structure, implementation, and coordination of our risk management plan. Our Senior Risk Officer reports at least monthly to our Board.

Our Senior Risk Officer is the Chairman of our Enterprise Risk Management Committee. This committee is comprised of senior management. Its purpose is to provide high-level attention and coordination to the risk management process and to discuss and address significant risks that we face.

Our Senior Risk Officer meets at least every six months with the Compensation Committee to discuss, evaluate and review our compensation plans. Our Senior Risk Officer, with the Compensation Committee, assesses whether our compensation plans encourage taking unnecessary and excessive risks that threaten our value, or encourage the manipulation of reported earnings to enhance the compensation of any employee.

Communications with Directors

Shareholders and other persons may send communications to members of our Board of Directors who serve on the Audit Committee by utilizing the webpage on our website, www.mercbank.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the chairperson of the Audit Committee. Communications that relate to functions of our Board of Directors or its committees, or that either of them believe requires the attention of members of our Board of Directors, are provided to the entire Audit Committee and reported to our Board of Directors by a member of the Audit Committee. Directors may review a log of these communications and request copies of any of the communications.

Code of Ethics

We have adopted a written code of ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a copy of the code on our website, www.mercbank.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

From January 1, 2015 through May 28, 2015, the members of our Compensation Committee were David M. Cassard, Jeff A. Gardner, Edward B. Grant and Calvin D. Murdock.   On May 28, 2015, Mr. Murdock retired from the Board of Directors and Mr. Edward J. Clark was elected to the Board and appointed to the Compensation Committee in his stead. All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries.

None of Mercantile’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of Mercantile or member of the Compensation Committee during fiscal year 2015.

No member of the Compensation Committee has any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K, except Calvin D. Murdock, who was a member of our Board of Directors prior to his retirement from the Board on May 28, 2015. Effective as of February 23, 2012, the Bank entered into a lease with SF Supply. Pursuant to the lease, beginning August 1, 2012, the Bank leased to SF Supply approximately 20,800 square feet of warehouse space and 1,200 square feet of office space at 1060 Front Avenue NW in Grand Rapids, Michigan. Mr. Murdock retired as President of SF Supply in 2010, and his son, Chad Murdock, currently serves as President of SF Supply. The initial term of the lease is five years, and SF Supply has an option to extend the lease for an additional five years. The Bank has the right to terminate the lease early on one-year’s notice and payment of a pro rata portion of any tenant improvements, subject to a specified cap, if the Bank determines that the property covered by the lease is necessary to the Bank’s operations. The rent payable by SF Supply to the Bank during the initial five-year term of the lease is approximately $5,042 per month, or about $302,500 in aggregate amount; and if the option to extend the lease for an additional five years is exercised, the rent for the sixth year is 2.5% more, with an additional 2.5% added each year, over the prior year, for the seventh through tenth years. Neither Mr. Murdock, nor his son, have an ownership interest in SF Supply, are a party to the lease, or have an interest in the lease for which there is a dollar value. Our Audit Committee has approved this lease transaction and has determined that its terms are at least as favorable to us as would have been expected if the transaction were with a person who is not related to us.

Audit Committee Report

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the Nasdaq listing standards and the rules of the SEC. The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

•	the accounting and financial reporting process;

•	audits of financial statements and internal control over financial reporting;

•	internal accounting and disclosure controls; and

•	the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between Mercantile and its independent registered public accounting firm, including having direct responsibility for the independent registered public accounting firm’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

Management is responsible for the preparation, presentation and integrity of Mercantile’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found. Our independent registered public accounting firm for 2015, BDO USA, LLP (“BDO”), is responsible for auditing Mercantile’s financial statements and internal control over financial reporting and for reviewing its unaudited quarterly financial statements.

The Audit Committee reviewed with BDO the overall scope and plan of the audit. In addition, the Audit Committee met with BDO, with and without management present, to discuss the results of BDO’s audit, its evaluation of Mercantile’s internal control over financial reporting, the overall quality of Mercantile’s financial reporting and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as amended.

The Audit Committee has discussed with BDO that firm’s independence from management and Mercantile, and has received from BDO the written disclosures and the letter required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence. The Audit Committee has also considered the compatibility of audit related and tax services with BDO’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Additionally, the Audit Committee evaluates the performance of Mercantile’s independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Committee satisfies itself that the most recent PCAOB inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Mercantile’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit Committee also considers: (i) the quality, efficiency and cost-effectiveness of the previous services rendered by the current auditors; (ii) the auditor’s technical expertise and knowledge of Mercantile’s operations and industry; and (iii) the effectiveness of the auditor’s audit plan and communication with management. Based on these considerations, the Audit Committee evaluated and appointed BDO as Mercantile’s independent registered public accounting firm for 2016.

Audit Committee

David M. Cassard
Edward J. Clark
Jeff A. Gardner
Edward B. Grant

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Compensation Committee

David M. Cassard

Edward J. Clark

Jeff A. Gardner

Edward B. Grant

Executive Compensation

Compensation Discussion and Analysis

Philosophy

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. The design of executive compensation programs affects all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all our employees.

We believe that the compensation of our executive officers should reflect their performance as a management team and as individuals. By setting key operating objectives, such as growth in revenues, growth of operating earnings and earnings per share, and growth or maintenance of market share, we expect to be successful in providing increasing value to our shareholders. We believe that the performance of our executive officers in managing our business, when considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on short-term results, whether favorable or unfavorable, but rather on long-term operating results which truly reflect the ability of our executives to manage our business. Long-term gains in shareholder value will be reflected in executive compensation through our stock-based compensation and other equity incentive programs.

Our policy for allocating between currently paid and long-term compensation is to provide adequate base compensation to attract and retain personnel, while offering incentives to maximize long-term value for our shareholders. We provide cash compensation in the form of a base salary to meet competitive salary norms and reward good performance on an annual basis, and, in years when the Compensation Committee determines it appropriate, in the form of bonus compensation to reward superior performance against short-term goals. We provide stock-based compensation to reward superior performance against specific objectives and long-term strategic goals. Our Compensation Committee granted restricted stock and stock options in 2014 and 2015. No stock-based compensation awards were granted in 2013 due to the pending merger with Firstbank.

Our Compensation Committee reviews and takes into consideration elements such as the following in setting compensation policies:

•

peer group comparisons with our financial performance, including net interest margin, efficiency ratio, return on average assets, return on average equity, one and five year total shareholder returns, stock price, stock price to earnings ratios and stock yield;

•

strategic planning effectiveness and attainment of strategic goals, ability to react to changing markets and conditions, leadership and vision provided to employees and other stakeholders, and succession planning and effectiveness;

•	regulatory requirements and results of audits and examinations;

•	amount of time and effort expended by employees for our communities;

•	rate of employee turnover;

•	content and effectiveness of our employee training;

•	results of any employee surveys;

•	general attitude of employees;

•	ability to retain and attract new employees;

•	number of new accounts being opened and the rate of turnover;

•	results of any customer surveys;

•	any customer complaints that come to our attention;

•	level and commitment of our executive officers to our communities;

•	financial commitment to our communities; and

•	community support in comparison to that of our competitors.

Our Compensation Committee’s goal is to establish salary compensation for the executive officers based upon our operating performance relative to comparable peer companies over a three-year period. In setting base salaries, consideration is given to salary compensation of executive officers with comparable qualifications, experience and responsibilities at financial institutions within our peer group. Our peer group consists of ten financial institutions of similar size conducting business in the Midwest. Operating performance and salary compensation information is obtained from the annual SNL Executive Compensation Review for Banks and Thrifts. We also utilize industry compensation studies prepared by the Michigan Bankers Association and an independent public accounting firm, but to a lesser degree. The peer group comparisons are used for guidance purposes only, with the Compensation Committee taking the peer group information into consideration in determining base salaries for the executive officers; however, the Compensation Committee does not utilize benchmarks in establishing our executive officer salary compensation. The Compensation Committee intends to pay base salaries to our executive officers that are commensurate with their qualifications and demonstrated performance that brings continuing and increasing value to our shareholders and the communities that we serve.

Base Salary

In view of our operating performance and financial condition, and the increase in the size of the organization due to the Firstbank merger, our Compensation Committee increased the base salaries of Mr. Price, Mr. Kaminski and Mr. Christmas for 2014 and 2015 and of Mr. Kaminski and Mr. Christmas for 2016. The Compensation Committee increased Mr. Stone's base salary for 2015. Mr. Stone retired on January 15, 2016.

Executive Officer Bonus Compensation

For most years, it has been our policy to provide cash bonus awards for eligible executive officers and employees based on predetermined performance goals. We believe that paying such cash awards:

•	promotes the growth, profitability and expense control necessary to accomplish corporate strategic long-term plans;

•	encourages superior results by providing a meaningful incentive; and

•	supports teamwork among employees.

We adopted bonus plans for our executive officers in each of 2013, 2014, and 2015, as described below.

Bonus Plans for 2015

On May 28, 2015, we adopted an executive officer bonus plan for 2015 (the “2015 Executive Officer Plan”). The 2015 Executive Officer Plan provided for cash bonuses for Mr. Price, Mr. Kaminski, Mr. Christmas, Mr. Stone and Mr. Sullivan.

The bonus pool under the 2015 Executive Officer Plan was equal to $1.00 for every $1.00 of actual pre-tax income for 2015 that exceeded our budgeted pre-tax income for 2015. The maximum amount that could be allocated to the bonus pool under the Executive Officer Plan was $328,896.

If our actual pre-tax income exceeded budgeted pre-tax income but was not sufficient to provide an allocation of the maximum amount to each of (a) the bonus pool under the 2015 Executive Officer Plan, (b) the bonus pool under the 2015 Mercantile Bonus Plan (the "Bank Wide Bonus Plan") and (c) the bonus pool under the 2015 Mercantile Bonus Plan for Senior Management (the "Senior Management Bonus Plan"), the amount to be allocated to the respective bonus pool under each such plan would be prorated. The proration would be based on the ratio of the maximum bonus pool amount specified in each bonus plan to the sum of the maximum pool amounts under the 2015 Executive Officer Plan, the Bank Wide Bonus Plan and the Senior Management Bonus Plan. As of the effective date of the 2015 Executive Officer Plan, the proration was 18.9% to the 2015 Executive Officer Plan, 63.3% to the Bank Wide Bonus Plan and 17.8% to the Senior Management Bonus Plan.

Payment from the bonus pool under the 2015 Executive Officer Plan, if any, is based on the achievement of targets under the following metrics for 2015, which were established by our Compensation Committee:

Metrics for the 2015 Executive Officer Plan

Percentage of Total	Metric	Target	Results	Met?
20%	Net loan growth	Total loans of $2.279 billion at December 31, 2015	$2.278 billion	No
10%	Level of non-performing assets	Not to exceed 0.50% of total assets on December 31, 2015	0.23%	Yes
10%	Commercial loan portfolio composition	Commercial and industrial loans plus owner-occupied commercial real estate loans at 55% of total commercial loans at December 31, 2015	58.7%	Yes
10%	Return on assets	0.91% for 2015*	1.00%	Yes
10%	Return on equity	7.80% for 2015*	8.76%	Yes
10%	Net interest margin	3.81% for 2015	3.83%	Yes
10%	Noninterest income	$12.8 million for 2015	$16 million	Yes
10%	Efficiency ratio	66.40% for 2015*	65.30%	Yes
10%	Wholesale funds	Average less than 10% of total funds during 2015	7.80%	Yes

(*)	Measured pre bonus-accrual and excluding efficiency program one-time costs

The target levels are based on GAAP financial measures, other than the wholesale funds target, which is calculated as brokered deposits plus Federal Home Loan Bank (“FHLB”) advances, divided by total deposits plus repurchase agreements plus FHLB advances.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward payment from the bonus pool under the 2015 Executive Officer Plan. The accumulated percentage for each individual target attained will be applied to the bonus pool amount to determine the total amount of the bonus pool to be awarded (the "Award Amount"). For example, if the first four factors were attained and the next five factors were not attained, and if the maximum amount is allocated to the bonus pool under the 2015 Executive Officer Plan, the Award Amount would be $328,896 x 50% = $164,448.

The Award Amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2015 salary (not to exceed 20% of each executive officer's 2015 salary in effect as of June 1, 2015 or 8.33% of Mr. Sullivan's annualized salary.) Any bonus awards that were earned under the 2015 Executive Officer Plan were paid to the executive officers on or before March 15, 2016.

Payments under the 2015 Executive Officer Plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 80% of the targets established in the 2015 Executive Officer Plan. The bonus pool of $263,311 was paid to our executive officers as follows: Mr. Price, $86,240, Mr. Kaminski, $60,240, Mr. Christmas, $46,288, Mr. Stone, $46,032 and Mr. Sullivan, $24,511. The payments were 16% of the base salary of Messrs. Price, Kaminski, Christmas and Stone, and 6.72% of Mr. Sullivan's annualized base salary. Payments under the 2015 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Bonus Plans for 2014

On February 20, 2014, we adopted an executive officer bonus plan for the first six months of 2014 (the “January-June 2014 Executive Officer Plan”). The Plan was amended on May 22, 2014 to add our new executive officers – Mr. Sullivan and Mr. Stone – as participants effective as of June 1, 2014, the effective date of the merger with Firstbank. As amended, the January-June 2014 Executive Officer Plan provided for cash bonuses for Mr. Sullivan, Mr. Price, Mr. Kaminski, Mr. Stone and Mr. Christmas.

On August 21, 2014, we adopted an executive officer bonus plan for the second six months of 2014 (the “July-December 2014 Executive Officer Plan”). The July-December 2014 Executive Officer Plan provided for cash bonuses for Mr. Sullivan, Mr. Price, Mr. Kaminski, Mr. Stone and Mr. Christmas.

The maximum amount that could be paid from the bonus pool under the January –June 2014 Executive Officer Plan was $234,935. The maximum amount that could be paid from the bonus pool under the July-December 2014 Executive Officer Plan was $341,270.

The bonus pool under the January-June 2014 Executive Officer Plan was based on the achievement of targets under the following metrics for the first six months of 2014, which were established by our Compensation Committee:

Metrics for the January-June 2014 Executive Officer Plan

Percentage of Total	Metric	Target	Results	Met?
20%	Net loan growth	Total loans of $1.086 billion at June 30, 2014	$1.129 billion	Yes
10%	Level of non-performing assets	Not to exceed 0.60% of total assets on June 30, 2014	0.52%	Yes
10%	Commercial loan portfolio composition	Commercial and industrial loans plus owner-occupied commercial real estate loans at 55% of total commercial loans at June 30, 2014	56.4%	Yes
10%	Return on assets	0.97% for the first six months of 2014*	1.81%	Yes
10%	Return on equity	7.46% for the first six months of 2014*	13.84%	Yes
10%	Net interest income	$22.976 million for the first six months of 2014	$22.906 million	No
10%	Net interest margin	3.57% for the first six months of 2014	3.56%	No
10%	Efficiency ratio	62.59% for all the first six months of 2014*	61.80%	Yes
10%	Wholesale funds	Under 20% as of June 30, 2014	18.90%	Yes

(*)	Excluding bonus accrual and merger costs

The target levels are based on GAAP financial measures, other than the wholesale funds target, which is calculated as brokered deposits plus FHLB advances, divided by total deposits plus repurchase agreements plus FHLB advances.

The bonus pool under the July-December 2014 Executive Officer Plan was based on the achievement of targets under the following metrics for the second six months of 2014, which were established by our Compensation Committee:

Metrics for the July-December 2014 Executive Officer Plan

Percentage of Total	Metric	Target	Results	Met?
20%	Net loan growth	Total loans of $2.136 billion at December 31, 2014	$2.091 billion	No
10%	Level of non-performing assets	Less than 0.50% of total assets on December 31, 2014	1.09%	No
10%	Commercial loan portfolio composition	Commercial and industrial loans plus owner-occupied commercial real estate loans not less than 55% of total commercial loans at December 31, 2014	57.19%	Yes
10%	Return on assets	0.85% for the second six months of 2014*	0.90%	Yes
10%	Return on equity	7.65% for the second six months of 2014*	8.04%	Yes
10%	Net interest income	$51.1 million for the second six months of 2014	$51.162 million	Yes
10%	Net interest margin	3.85% for the second six months of 2014	3.86%	Yes
10%	Efficiency ratio	68.30% for the second six months of 2014*	67.94%	Yes
10%	Wholesale funds	Average less than 10% of total funding during the second six months of 2014	9.60%	Yes

(*)	Excluding bonus accrual and merger costs

The target levels are based on GAAP financial measures, other than the wholesale funds target, which is calculated as brokered deposits plus FHLB advances, divided by total deposits plus repurchase agreements plus FHLB advances.

Each individual target was required to be met or exceeded in order for the percentage associated with that metric to be credited toward the bonus pool under each of the 2014 bonus plans. The accumulated percentage for each individual target attained was applied to the maximum bonus pool amount in each of the 2014 bonus plans to determine the total amount of the bonus pool to be awarded. For example, if the first four factors were attained and the next five factors were not attained, the bonus pool under the January-June 2014 Executive Officer Plan would be $234,935 x 50% = $117,467.50.

The bonus pool under the January-June 2014 Executive Officer Plan was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2014 salary (not to exceed 20% of the 2014 salary for Mr. Price, Mr. Kaminski and Mr. Christmas, and 3.34% of the 2014 salary for Mr. Sullivan and Mr. Stone). The bonus pool under the July-December 2014 Executive Officer Plan was paid to each executive officer pro rata based on a uniform percentage of the executive officer’s 2014 salary (not to exceed 20% of each executive officer’s 2014 salary).

We attained 80% of the targets established in the January-June 2014 Executive Officer Plan. The bonus pool of $187,912 was paid to our executive officers as follows: Mr. Sullivan, $9,726, Mr. Price, $78,400, Mr. Kaminski, $50,400, Mr. Stone, $7,306 and Mr. Christmas, $42,080. The payments to Mr. Price, Mr. Kaminski and Mr. Christmas were 16% of each such officer's salary, and the payments to Mr. Sullivan and Mr. Stone were 2.66% of each such officer's salary.

We attained 70% of the targets established in the July-December 2014 Executive Officer Plan. The bonus pool of $238,945 was paid to our executive officers as follows: Mr. Sullivan, $51,065, Mr. Price, $68,600, Mr. Kaminski, $44,100, Mr. Stone, $38,360 and Mr. Christmas, $36,820, which is 14% of each officer's salary. Payments under the January-June 2014 Executive Officer Plan and the July-December 2014 Executive Officer Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

2013 Bonus Plan

On May 23, 2013, we adopted an executive officer bonus plan for 2013 (the “2013 Executive Officer Plan”). The 2013 Executive Officer Plan provided for cash bonuses for Mr. Price, Mr. Kaminski, and Mr. Christmas.

Bonuses were paid from the bonus pool under the 2013 Executive Officer Plan only if bonuses under the 2013 Mercantile Bonus Plan for non-executive officers (the "Bank-Wide Bonus Plan") were paid at the maximum amount established in the Bank-Wide Bonus Plan. The maximum amount that could be paid from the bonus pool under the 2013 Executive Officer Plan was $206,800.

The bonus pool under the 2013 Executive Officer Plan was based on the achievement of targets under the following 2013 metrics, which were established by the Compensation Committee of our Board of Directors:

Metrics for the 2013 Executive Officer Plan

Percentage of Total	Metric	Target	Results	Met?
20%	Net loan growth	Total loans of $1.040 billion at December 31, 2013	$1.053 billion	Yes
10%	Reduction in non-performing assets	Reduced to 1.50% of total assets by December 31, 2013	0.67%	Yes
10%	Commercial loan portfolio composition	Commercial and industrial loans plus owner-occupied commercial real estate loans at 55% of total commercial loans by December 31, 2013	55.56%	Yes
10%	Return on assets	0.80% for all of 2013*	1.38%	Yes
10%	Return on equity	7.25% for all of 2013*	12.82%	Yes
10%	Net interest income	$45.340 million for all of 2013	$47.456 million	Yes
10%	Net interest margin	3.60% for all of 2013	3.73%	Yes
10%	Efficiency ratio	70.70% for all of 2013*	61.80%	Yes
10%	Wholesale funds	Under 25% for all of 2013	21.96%	Yes

(*)	Excluding bonus accrual and merger costs

The target levels are based on GAAP financial measures, other than the wholesale funds target, which is calculated as brokered deposits plus FHLB advances, divided by total deposits plus repurchase agreements plus FHLB advances.

Each individual target was required to be met or exceeded in order for the percentage associated with that metric to be credited toward the bonus pool under the 2013 Executive Officer Plan. The accumulated percentage for each individual target attained was applied to the maximum bonus pool amount of $206,800 to determine the total amount of the bonus pool to be awarded. For example, if the first four factors were attained and the next five factors were not attained, the bonus pool under the 2013 Executive Officer Plan would be $206,800 x 50% = $103,400.

The bonus pool under the 2013 Executive Officer Plan was payable to each executive officer pro rata based on a uniform percentage of the executive officer's 2013 salary (not to exceed 20% of each executive officer's 2013 salary).

Based on our attainment of the targets established in the 2013 Executive Officer Plan, the maximum bonus pool of $206,800 was paid to our officers as follows: Mr. Price, $94,800, Mr. Kaminski, $61,000, and Mr. Christmas, $51,000, which is 20% of each officer's salary. Payments under the 2013 Executive Officer Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Stock Incentive Plan

The overall objective for our stock-based compensation is to provide an equitable and competitive means to reward our executive and other officers for their contributions to our long-range success. Our goal is to meet the following objectives:

•	link each participant’s remuneration to our long-term success through the appreciation of stock price;

•	align the interests of our officers with the interests of our shareholders by linking the long-term value of the compensation to shareholder returns;

•	provide annual long-term incentive awards that are market competitive; and

•	improve our ability to attract and retain officers.

There is a direct relationship between the value of a stock option and the market price of our common stock. We believe that granting stock options is an effective method of motivating our executive and other officers to manage our business in a manner consistent with the interests of our shareholders. We granted stock options to our executive officers in 2014 and 2015. Due to the evolution of regulatory, tax and accounting treatment of stock-based compensation, and the importance of stock-based compensation in retaining and motivating our key employees, we have utilized other forms of stock-based compensation in addition to stock options. In 2014 and 2015, we granted restricted stock to our executive officers and other key employees. We believe this is an excellent way to reward them for, and to motivate them toward, superior performance. Restricted stock is an important retention instrument in that it has immediate value to the recipient. Unlike stock option grants that create economic value only if the stock price appreciates above the price at the date of grant, restricted stock provides value and motivation to the recipient even if the stock price declines.

As originally adopted, our Stock Incentive Plan of 2006 provided that restricted stock would be subject to a minimum vesting period of three years. On November 29, 2012, our Board approved an amendment to the 2006 plan which decreased the minimum vesting period to two years. We believed that a two-year vesting period was a sufficiently long retention period that was consistent with our goal to provide value and motivation to our executive officers. The restricted stock granted in 2014 and 2015 is subject to a three-year vesting period to encourage retention as well as provide value to our executive officers.

Historically, we have made stock-based awards annually in the Fall in conjunction with the performance review of our executive and other officers. It has been our practice, when awards of stock options and restricted stock are made, to make them to all recipients on the same date. We made no stock-based compensation awards in 2013 due to the pending merger with Firstbank. In 2014 and 2015, we awarded shares of restricted stock to 111 and 110 key employees, respectively, including our executive officers. We also granted stock options to our executive officers in 2014 and 2015.

We do not have stock ownership requirements or guidelines for our executive officers.

Perquisites

We limit the perquisites that we make available to our executive officers. We believe that providing excessive perquisites to executive officers sends mixed messages to the rest of our employees and can destroy the “team” effort. Our executive officers are entitled to a few benefits that are not generally available to all of our employees. We do not provide a defined benefit pension plan, post-retirement health coverage (other than certain COBRA benefits as discussed below), or similar benefits for our executive officers or other employees.

During 2015, we provided the following perquisites for our executive officers:

•

in addition to the general health and insurance plan that we maintain for all of our employees, we provided our executive officers with additional life and disability insurance, and long term care insurance; and

•	one local country club membership was provided for each of Mr. Price and Mr. Sullivan. Mr. Price and Mr. Sullivan each made significant use of the membership in connection with our business.

IRC Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to their chief executive officer or certain other highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure some or all of the performance-based portion of our executive compensation so that it will not be subject to the deduction limitations of Section 162(m).

Post-Employment Compensation

We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or other employees. Our executive officers and most of our other employees are eligible to participate in our 401(k) plan. We provide for each eligible participant a matching contribution to the 401(k) plan. Effective on and after January 1, 2014, we made a matching contribution that “dollar for dollar” is equal to the first 4.25% of each participant’s contribution to the 401(k) plan. All our executive officers participated in our 401(k) plan during 2015.

All employees, except our executive officers and certain key employees, are employees-at-will and do not have an employment agreement. The employment agreements that we have with our executive officers are described below under the heading “Employment Agreements.” We do not provide post-employment health insurance coverage or other benefits to any employee, except those provided for executive officers and key employees in their employment agreements.

Change in Control Agreements

On November 19, 2015, we entered into a change in control agreement with each of Mr. Price, Mr. Kaminski and Mr. Christmas. The change in control agreements provide for a lump sum payment if the executive officer is terminated without cause or terminates his employment for good reason within 24 months after a change in control of Mercantile or the Bank. The lump sum payment would be in addition to severance payments under each officer's respective employment agreement.

In entering into the change in control agreements, we took into account that the employment agreements with our executive officers did not provide any benefits if the officer were to be terminated in connection with a change in control. We believe that a pending or threatened change in control would provide significant distraction for our executive officers. We believe that providing an additional payment to each executive officer in the event that he is involuntarily terminated within 24 months after a change in control will provide him with financial protection and is an incentive to maintain a high level of dedication to Mercantile and the Bank in the event of a pending or threatened change in control.

Additional information regarding the change in control agreements is included below under the heading "Potential Payments Upon Termination or Change in Control."

Overview of the Compensation Process

The composition of compensation for our executive officers can include: salary, cash bonus, stock-based awards, health, disability and life insurance and perquisites. The elements of executive compensation are discussed at the meetings of our Compensation Committee. During the Fall of each year, the Compensation Committee discusses the base salaries and cash bonus plan, if any, for the next year for our executive officers, and makes recommendations to the Board of Directors for its approval. The Board of Directors usually approves the Compensation Committee’s recommendations; though if it does not, it could ask the Compensation Committee to prepare revised recommendations. At or about the same time, in years when stock-based awards are to be made, the Compensation Committee grants stock-based awards to our executive and other officers.

As part of the Compensation Committee’s process, it meets with our Human Resource Director and reviews the elements of each executive officer’s compensation during the preceding three years. Typically, the Human Resource Director makes compensation recommendations to the Compensation Committee for each of our executive officers. The Compensation Committee may accept or reject all or any part of such recommendations. As part of our Human Resource Director’s process of formulating her recommendations, she may confer with our Chairman of the Board, President and Chief Executive Officer. Our executive officers are not present when our Human Resource Director makes her recommendations, or during the Compensation Committee’s deliberations on the compensation of our executive officers.

Compensation Risk Assessment

The Compensation Committee reviews our compensation policies and practices with our Senior Risk Officer every six months, and does not believe that they are reasonably likely to have a material adverse effect on us by encouraging our executive officers to take unnecessary or excessive risks that threaten our value. The Compensation Committee does not believe that the features of our compensation plans make it likely that taking unnecessary or excessive risks that threaten our value will provide greater compensation than actions that involve a prudent level of risk. The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years. The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement. The bonus plans are typically based on a variety of metrics tied to improving our performance, and contain "clawback" provisions if the executive officer or employee engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria. Based on its review, the Compensation Committee believes that our compensation policies and procedures do not pose any unnecessary risks, and do not encourage employees to manipulate reported earnings to enhance the compensation of any employee.

Shareholder Advisory Vote on Executive Compensation

At our 2015 annual meeting, our shareholders voted on an advisory proposal to approve the compensation of our executive officers as disclosed in our proxy statement for that annual meeting. Approximately 97.3% of the 9,790,070 votes cast on the proposal voted in favor of the proposal. Our Compensation Committee considered the result of this vote, viewed the result as favorable, and sought to maintain consistent compensation policies and procedures.

Summary Compensation Table

The following table provides information regarding the compensation earned by the named executive officers for the three years ended December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensa- tion ($)(6)	Total ($)
Michael H. Price	2015	539,000	—	100,560	8,812	86,240	6,034	32,813	773,459
Chairman, President and Chief Executive Officer of Mercantile, and Chairman of the Board of the Bank	2014	490,000	—	140,910	5,433	147,000	12,321	44,983	840,647
	2013	474,000	—	—	—	94,800	36	33,510	602,346

Robert B. Kaminski, Jr.	2015	363,808	—	56,565	5,287	60,240	145	34,228	520,273
Executive Vice President and Chief Operating Officer of Mercantile, and President, Chief Executive Officer and Secretary of the Bank	2014	315,000	—	70,455	2,716	94,500	171	40,442	523,284
	2013	305,000	—	—	—	61,000	6	25,490	391,496

Charles E. Christmas	2015	289,300	—	43,995	4,406	46,288	—	32,040	416,029
Executive Vice President and Chief Financial Officer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank	2014	263,000	—	70,455	2,716	78,900	—	38,430	453,501
	2013	255,000	—	—	—	51,000	—	25,202	331,202

Samuel G. Stone (1)	2015	287,700	—	2,464	—	46,032	8,760	23,026	367,982
Former Executive Vice President of Corporate Finance and Strategic Planning of Mercantile and the Bank	2014	159,833	—	70,455	2,716	45,666	1,506	12,668	292,844
	2013	—	—	—	—	—	—	—	—

Thomas R. Sullivan (2)	2015	165,870	—	42,142	2,732	24,511	11,085	18,759	265,099
Former Chairman of the Board of Mercantile and Former Vice Chairman of the Bank	2014	212,750	—	104,877	4,042	60,791	2,019	12,925	397,404
	2013	—	—	—	—	—	—	—	—

(1)

Mr. Stone was appointed as an executive officer on June 1, 2014 and retired from employment on January 15, 2016. Compensation disclosed in the table includes compensation paid by us on and after June 1, 2014.

(2)

Mr. Sullivan was appointed as an executive officer on June 1, 2014 and retired from employment on May 28, 2015; he continues to serve as a director of Mercantile and the Bank. Compensation disclosed in the table includes compensation paid by us on and after June 1, 2014. The amount in the salary column for 2015 includes $155,720 in base salary through May 28, 2015 and $10,150 in director fees paid in cash after May 28, 2015. The amount shown as a stock award for 2015 consists of $27,277 reflecting the value of restricted stock granted to Mr. Sullivan on November 19, 2015 and $14,865 in payment of his annual retainer fee as a director for the period of June 1, 2015 through May 31, 2016.

(3)

Refer to Note 12, "Stock-Based Compensation," in the Notes to our Consolidated Financial Statements included in our Annual Report to the SEC on Form 10-K for the year ended December 31, 2015, for the relevant assumptions used to determine the valuation of the stock awards.

(4)

Payments were made for 2015 pursuant to the terms of the 2015 Executive Officer Plan. Payments were made for 2014 pursuant to the terms of the January-June 2014 Executive Officer Plan and the July-December 2014 Executive Officer Plan. Payments were made for 2013 pursuant to the terms of the 2013 Executive Officer Plan.

(5)

The amounts shown above are the above-market interest credited to the accounts of the executive officers for the applicable year on compensation they have deferred under our non-qualified deferred compensation plan. Interest is considered to be above-market interest to the extent that it exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate under the plan at the beginning of each quarter.

(6)

Includes for 2015 (a) matching contributions to the 401(k) plan accounts of Messrs. Price, Kaminski, Christmas and Stone in the amounts of $11,262 each and, for Mr. Sullivan, $4,693; (b) life, disability, and long term care insurance premiums paid on policies insuring them; (c) a country club membership for Mr. Price and Mr. Sullivan; (d) cash dividends paid on restricted stock; and (e) payment of COBRA premiums for Mr. Sullivan following his termination of employment.

Employment Agreements with Mr. Price, Mr. Kaminski and Mr. Christmas

The Bank and Mercantile have entered into employment agreements with our executive officers, Messrs. Price, Kaminski and Christmas, that provide for their employment, annual base compensation, and severance, as well as confidentiality and non-compete arrangements. Each agreement establishes an employment period that extends an additional year, each December 31, so that as of each December 31, there are three years remaining in the employment period. The annual extension of the employment period can be avoided by the Bank, Mercantile, or the officer giving notice to the others that the employment period is not to be extended.

The employment agreements provide the officers with annual base salaries for each year in the amounts established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established the annual base salaries of Mr. Price, Mr. Kaminski and Mr. Christmas as follows:

	2015	2016
Mr. Price	$539,000	$539,000
Mr. Kaminski	346,500	395,000
Mr. Christmas	289,300	315,000

Mr. Kaminski's annual base salary was increased to $376,500 on May 28, 2015 in connection with his promotion to Chief Executive Officer of the Bank.

In addition to the annual base salary, the employment agreements provide that the officers are entitled to participate in our employee benefit and incentive compensation plans, including health insurance, life and disability insurance, stock option, profit sharing and retirement plans. Under the 2015 Executive Officer Plan our officers received the following bonus payments for 2015: Mr. Price – $86,240, Mr. Kaminski - $60,240 and Mr. Christmas - $46,288, which is 16% of each officer's base salary.

Employment Agreement with Mr. Sullivan

Mercantile, the Bank and Firstbank entered into an employment agreement with Mr. Sullivan as of August 14, 2013, in connection with the Firstbank merger. The employment agreement became effective on June 1, 2014, the effective date of the merger. Mr. Sullivan's employment agreement provided that he would be employed by us for a period of one year from the effective date of the merger as Chairman of our Board of Directors and as a director and Vice Chairman of the Board of Directors of the consolidated bank. In accordance with the employment agreement, our Board of Directors will nominate and recommend the shareholders vote for Mr. Sullivan's re-election to our Board of Directors at any meeting of our shareholders within three years of the effective date of the merger. Mr. Sullivan was paid an annual salary of $364,750 and fringe and welfare benefits (other than life insurance, as described below) consistent with those provided to our Chief Executive Officer. Mr. Sullivan was also given the right to purchase the company vehicle he used while employed by Firstbank at its depreciated value as of December 31, 2013.

Under his employment agreement, Mr. Sullivan was entitled to receive payments under our bonus plans. Mr. Sullivan received a bonus payment under the 2015 Executive Officer Plan in the amount of $24,511, which is approximately 6.72% of his annualized base salary.

Mr. Sullivan's employment agreement entitled him to certain change in control benefits if the merger became effective. In connection with the merger, Firstbank paid Mr. Sullivan a lump sum change in control payment of $726,226, which was equal to the sum of (i) $525,000 (150% of his salary), plus (ii) $157,500 (150% of his target incentive compensation), plus (iii) a pro-rated cash bonus, being $105,000 multiplied by a fraction, the numerator of which is the number of days from and including January 1, 2013 through the effective date of the merger and the denominator of which is 365, minus (iv) the amount of any bonus or incentive compensation previously paid for 2013.

The change in control benefit payments to Mr. Sullivan under his employment agreement did not constitute a “parachute payment” under Section 280G of the Internal Revenue Code.

Mr. Sullivan retired from employment with the Bank on May 28, 2015. He continues to serve as a board member of Mercantile and the Bank.

Employment Agreement with Mr. Stone

Mercantile, the Bank and Firstbank entered into an employment agreement with Mr. Stone as of August 14, 2013, in connection with the Firstbank merger. The employment agreement became effective on June 1, 2014, the effective date of the merger. Mr. Stone's employment agreement provided that he would be employed by us for a period of 18 months from the effective date of the merger as the Executive Vice President – Corporate Finance and Strategic Planning. Mr. Stone was paid an annual salary of $274,000 and fringe and welfare benefits (other than life insurance, as described below) consistent with those provided to our other similarly situated executives, including salary merit adjustments. Mr. Stone was also given the right to purchase the company vehicle he used while employed by Firstbank at its depreciated value as of December 31, 2013.

Our Board of Directors increased Mr. Stone’s annual salary to $287,700 for 2015. Mr. Stone's base salary was not adjusted for 2016 because he retired from employment on January 15, 2016. Under his employment agreement, Mr. Stone was entitled to receive payments under our bonus plans. Mr. Stone received a bonus payment under the 2015 Executive Officer Plan in the amount of $46,032, which was 16% of his base salary.

Mr. Stone's employment agreement entitled him to certain change in control benefits if the merger became effective. In connection with the merger, Firstbank paid Mr. Stone a lump sum cash change in control payment of $514,568, which was equal to the sum of (i) $390,000 (150% of his salary), plus (ii) $97,500 (150% of his target incentive compensation), plus (iii) a pro-rated cash bonus, being $65,000 multiplied by a fraction, the numerator of which is the number of days from and including January 1, 2013 through the effective date of the merger and the denominator of which is 365, minus (iv) the amount of any bonus or incentive compensation previously paid for 2013.

The change in control benefit payments to Mr. Stone under his employment agreement did not constitute a “parachute payment” under Section 280G of the Internal Revenue Code.

Additional information regarding the employment agreements, including compensation and benefits payable to the officers on termination of employment and officer confidentiality and non-compete obligations, is included below under the heading “Potential Payments Upon Termination or Change In Control.”

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of an executive officer’s total compensation. As indicated in the Summary Compensation Table above, the proportion for 2015 that salary and bonus were of total compensation ranged from approximately 72% to 91% for our executive officers.

Grants of Plan-Based Awards In 2015

The following table provides information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2015.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option Awards:	Exercise or Base	Grant Date Fair
Name	Grant Date	Thres-hold ($)	Target ($)	Maxi- mum ($)	Threshold (#)	Target (#)	Maxi- mum (#)	Awards: Number of Shares or Stock or Units (#)	Number of Securities Underlying Options (#)	Price of Option Awards ($ / Sh) (1)	Value of Stock and Option Awards ($) (2)
Michael H. Price	11/19/2015	—	—	—	—	—	—	4,000	2,000	27.66	109,372
Robert B. Kaminski, Jr.	11/19/2015	—	—	—	—	—	—	2,250	1,200	27.66	61,852
Charles E. Christmas	11/19/2015	—	—	—	—	—	—	1,750	1,000	27.66	48,401
Samuel G. Stone	11/19/2015	—	—	—	—	—	—	98	—	—	2,464
Thomas R. Sullivan	11/19/2015	—	—	—	—	—	—	1,085	620	27.66	30,009

(1)	The exercise price for each of the options granted is 110% of the market price of the common stock on the grant date.

(2)

The grant date fair value of the restricted stock awards is based on the number of shares granted times the market value of the shares on the grant date. The grant date was November 19, 2015, and the market value per share on that date was $25.14.

Restricted Stock Awards

The stock awards shown in the table above are restricted stock that was awarded to the named executive officers by our Compensation Committee on November 19, 2015, under our Stock Incentive Plan of 2006. The restricted stock is subject to forfeiture and restrictions on transfer until the shares become vested on November 19, 2018 (or, for Mr. Stone, on January 15, 2016, the date on which his employment was terminated after the end of his 18-month employment term). The restricted stock is forfeited if the executive officer or director ceases to be employed with us, or ceases to serve as a board member prior to the restricted stock vesting; subject to accelerated or pro-rated vesting as provided for in the applicable restricted stock award agreement in the event of the executive officer's death, disability, retirement, termination other than for cause, a change in control, or exercise of discretion by the Compensation Committee. The executive officers are entitled to receive cash dividends on their restricted stock to the same extent as other holders of our common stock.

Stock Option Awards

The stock option awards shown in the table above are stock options that were awarded to the named executive officers by our Compensation Committee on November 19, 2015, also under the Stock Incentive Plan of 2006. The stock options granted to our executive officers vest in full on November 19, 2017. The Compensation Committee may accelerate the vesting of an option in its discretion. Each of the options has an exercise price of $27.66 per share, which was 110% of the closing price of our common stock on Nasdaq on the grant date. Each of these stock options expires on November 18, 2022, subject to earlier termination pursuant to the terms of the plan.

Outstanding Equity Awards At 2015 Fiscal Year-End

The following table provides information as of December 31, 2015 regarding equity awards, including unexercised stock options and restricted stock that had not vested, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael H. Price	—	2,000	—	22.150	11/12/2021	7,000	171,780	—	—
	—	2,000	—	27.660	11/18/2022	4,000	98,160	—	—

Robert B. Kaminski, Jr	—	1,000	—	22.150	11/12/2021	3,500	85,890	—	—
	—	1,200	—	27.660	11/18/2022	2,250	55,215	—	—

Charles E. Christmas	—	1,000	—	22.150	11/12/2021	3,500	85,890	—	—
	—	1,000	—	27.660	11/18/2022	1,750	42,945	—	—

Samuel G. Stone	1,312	—	—	22.000	11/27/2016	3,500	85,890	—	—
	4,500	—	—	16.000	12/03/2017	98	2,405	—	—
	4,500	—	—	7.800	11/24/2018	—	—	—	—
	—	1,000	—	22.150	11/12/2021	—	—	—	—

Thomas R. Sullivan	1,575	—	—	22.000	11/27/2016	5,210	127,853	—	—
	7,000	—	—	16.000	12/03/2017	1,085	26,626	—	—
	7,000	—	—	7.800	11/24/2018	—	—	—	—
	—	1,488	—	22.150	11/12/2021	—	—	—	—
	—	620	—	27.660	11/18/2022	—	—	—	—

(1)

The stock option awards for Mr. Sullivan and Mr. Stone had a five-year vesting schedule with 20% of the award vesting on each anniversary date. The stock option awards in the order listed in the column became fully vested on November 27, 2011, December 3, 2012 and November 13, 2013. The stock options held by Mr. Sullivan and Mr. Stone were issued pursuant to the terms of the Firstbank Corporation 2006 Stock Compensation Plan, which was assumed by us in connection with the merger.

(2)

The stock option awards, in the order listed in the column for each officer, cliff vest on November 13, 2016 and November 19, 2017, except that Mr. Stone’s stock options vest on January 15, 2016, the date of his retirement.

(3)

The restricted stock awards for Messrs. Price, Kaminski, Christmas and Sullivan, in the order listed in the column for each officer, cliff vest on November 13, 2017 and November 19, 2018. The restricted stock awards for Mr. Stone cliff vest on January 15, 2016, his retirement date. The shares of restricted stock are subject to forfeiture and restrictions on transfer until they vest.

Option Exercises And Stock Vested In 2015

The following table provides information regarding the exercise of stock options and vesting of restricted stock during 2015 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael H. Price	—	—	—	—
Robert B. Kaminski, Jr.	—	—	—	—
Charles E. Christmas	—	—	—	—
Samuel G. Stone	1,378	3,285	—	—
Thomas R. Sullivan	1,653	3,808	—	—

Nonqualified Deferred Compensation For 2015

The following table provides information regarding our plan that provides for the deferral of compensation for the named executive officers on a basis that is not tax-qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Michael H. Price	312,000	—	6,327	457,355	775,682
Robert B. Kaminski, Jr.	—	—	152	—	152
Charles E. Christmas	—	—	—	—	—
Samuel G. Stone	224,115	—	9,178	—	233,293
Thomas R. Sullivan	195,376	—	11,615	—	206,991

(1)

The earnings consist of interest credited monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, as of the first day of each quarter. The above-market portion of this interest in 2015 is reported for each officer in the Summary Compensation Table. The amounts so reported are for Mr. Sullivan, $11,085, for Mr. Price, $6,034, for Mr. Kaminski, $145 and for Mr. Stone, $8,760. The above-market portion is the amount of the interest that exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate established under the deferred compensation plan.

(2)	The amount that was reported as compensation in the Summary Compensation Tables for previous years is: for Mr. Sullivan, $2,019, Mr. Price, $12,321, Mr. Kaminski, $3,256 and Mr. Stone, $1,506.

Deferred Compensation Plan

The information in the table above pertains to our executive officers’ participation in the Bank’s non-qualified deferred compensation plan. Participants in the plan may elect to defer up to 100% of their salary and other cash compensation each year. Under the plan, the amount of any compensation deferred is credited with interest monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, on the first day of each quarter.

The plan provides that the Bank will pay to each executive officer, from his deferred compensation account, a lump sum payment or installment payments, whichever he elected, after he leaves employment with us due to normal retirement, early termination, disability, or a change of control. If installment payments are elected on or after January 1, 2015, the maximum payment period is ten years. If the executive officer dies before leaving employment, the Bank will distribute the payments to the executive officer’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, the Bank will distribute the remaining payments to the executive officer’s designated beneficiary at the same time and in the same amounts that would have been distributed if the executive officer had not died.

The plan was amended and restated as of January 1, 2015 and combined with the directors' deferred compensation plan to provide for administrative convenience. The plan is subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

Potential Payments upon Termination or Change in Control

Employment Agreements with Mr. Price, Mr. Kaminski and Mr. Christmas

We have entered into employment agreements with our executive officers, Messrs. Price, Kaminski and Christmas. Each agreement establishes an employment period that extends an additional year, each December 31, so that as of each December 31, there are three years remaining in the employment period. The annual extension of the employment period can be avoided by giving notice that the employment period is not to be extended. These agreements include provisions that provide compensation and benefits to the executive officers in the event that their employment with us is terminated:

•	during the employment period, voluntarily by the executive officer for Good Reason, or by us without Cause;

•	during the employment period, due to disability or death; or

•	after the employment period and before they reach the age of 65, voluntarily by them if their annual base salary is reduced without Cause, or by us without Cause.

The terms “Cause” and “Good Reason” are defined in the employment agreements. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of the officer’s obligations in the employment agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to the officer of a title or duties that are materially inconsistent with the officer’s position, titles, duties or responsibilities, and certain failure by us to comply in a material respect, even after notice to us, with our obligations to the officer under the employment agreement.

Termination During the Employment Period

Each employment agreement provides Mr. Price, Mr. Kaminski and Mr. Christmas with compensation and benefits in the event that his employment is terminated by us without Cause or the officer elects to terminate his employment for Good Reason during the employment period. In such event, the officer is entitled to receive the greater of (i) his annual base salary through the end of the employment period or (ii) for Mr. Price, $500,000, and for Mr. Kaminski or Mr. Christmas, $250,000; in either case payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue his participation in our life, disability and health insurance plans for 18 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring his life, and to $10,000 for out-placement, interim office and related expenses.

For a termination by us during the employment period to be with Cause, it must be done within 90 days of our learning of the Cause. For a termination by the officer during the employment period to be with Good Reason, it must be done by the officer within 90 days of the officer learning of the Good Reason.

If Mr. Price, Mr. Kaminski or Mr. Christmas becomes disabled or dies during the employment period, he is entitled to compensation and benefits under his employment agreement. In the event of disability, the officer continues to receive his then current annual base salary through the end of the employment period, and any disability benefits payable under disability plans that we provide. The officer also continues to participate in our life, disability, and health insurance plans, through age 65, to the extent permitted under the plans. If the officer dies during the employment period, we are obligated to pay the officer’s legal representative a death benefit. The death benefit for Mr. Price is $250,000. The death benefit for Mr. Kaminski and Mr. Christmas is $100,000. In addition, if we own any life insurance insuring the life of the officer, the proceeds of the policies are payable to the named beneficiaries.

Under the employment agreements, in the event that an officer’s employment is terminated for Cause, the officer is not entitled to any accrued rights that he may then have under any of our stock option plans.

Termination After the Employment Period

The employment agreements with Mr. Price, Mr. Kaminski and Mr. Christmas provide compensation and benefits in the event that after the employment period and prior to the officer reaching the age of 65, the officer’s employment is terminated by us without Cause or the officer’s annual base salary is reduced without Cause, and the officer terminates his employment within 90 days of the reduction. In such event, the officer is entitled to receive an amount, for Mr. Price of $500,000, and for Mr. Kaminski or Mr. Christmas of $125,000; payable over 18 months. In addition, in the case of such a termination of employment, the officer is entitled to continue his participation in our life, disability and health insurance plans for 18 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring his life, and to $10,000 for out-placement, interim office and related expenses.

Termination of Mr. Sullivan

Under Mr. Sullivan's employment agreement, we will also reimburse Mr. Sullivan for COBRA continuation coverage premiums to continue his and his dependents' then current health, dental and prescription drug coverage beginning on the date of his retirement and continuing for 18 months thereafter, subject to certain conditions and eligibility. In addition, following the 18 month COBRA continuation period, Mr. Sullivan will be paid a lump sum cash payment of $9,000 which may be used to offset the cost of obtaining health insurance or for any other purpose. Mr. Sullivan is further entitled to life insurance coverage or reimbursement for the cost of such coverage for a period of two years following his retirement, with a death benefit equal to the largest death benefit provided to him under Firstbank's group life insurance plan in the 12 month period prior to the merger.

Termination of Mr. Stone

Under Mr. Stone's employment agreement, we will reimburse Mr. Stone for COBRA continuation coverage premiums to continue his and his dependents' then current health, dental and prescription drug coverage beginning on the date of his retirement and continuing for 18 months thereafter, subject to certain conditions and eligibility. In addition, following the 18 month COBRA continuation period, Mr. Stone will be paid a lump sum cash payment of $9,000 which may be used to offset the cost of obtaining individual health insurance or for any other purpose. Mr. Stone is further entitled to life insurance coverage or reimbursement for the cost of such coverage for a period of two years following the termination of his employment, with a death benefit equal to the largest death benefit provided to him under Firstbank's group life insurance plan in the 12 month period prior to the merger.

Obligations of Executive Officers

Under the employment agreements, Messrs. Price, Kaminski and Christmas agree not to disclose, except as required by law, any confidential information relating to our business or customers, or use any confidential information in any manner adverse to us. In addition, each has agreed that for 18 months following his employment with us, he will not be employed by, or act as a director or officer of, any business engaged in banking within a 50 mile radius of Grand Rapids, Michigan that solicits customers of the Bank.

Under the employment agreements, the payments and reimbursements to Messrs. Sullivan and Stone are subject to a general release of claims against us and to each such officer's compliance with the non-compete and solicitation agreement that each officer entered into effective June 1, 2014. Under the non-compete and non-solicitation agreement, Messrs. Sullivan and Stone each agreed not to own, be employed by, or engage in any business that competes with us or the Bank within a 50 mile radius of any branch or other office during the employment term and for a period of one year thereafter. Each officer also agreed not to solicit any employee or customer during this period. Mr. Sullivan and Mr. Stone also agreed not to disclose any of our confidential information, except as necessary to comply with applicable laws or in the event that such information becomes generally known.

Change in Control Agreements with Mr. Price, Mr. Kaminski and Mr. Christmas

We have entered into a change in control agreement with each of Messrs. Price, Kaminski and Christmas. If the officer's employment is terminated without cause (as defined in the employment agreement) or if the officer terminates his employment for good reason (as defined in the employment agreement), in each case within 24 months after a "change in control," the officer will receive a lump sum payment within 15 days after the termination. The amount of the lump sum payment is $500,000 for Mr. Price and $250,000 for each of Mr. Kaminski and Mr. Christmas. This amount is paid in addition to any other payments and benefits under the officer's employment agreement. If the officer is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, payment is delayed until the first business day of the seventh month after the date on which termination of employment occurs.

A "change in control" is defined as (a) a change in ownership of more than 50% of the total fair market value or total voting power of Mercantile or the Bank; (b) a change in effective control, which includes (i) an acquisition by a person of 30% or more of the total voting power of the stock of Mercantile or the Bank; or (ii) a majority of the members of the Board of Directors of Mercantile or the Bank is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or (c) an acquisition by a person of assets of Mercantile or the Bank with a total gross fair market value of more than 40% of the total gross fair market value of all assets of Mercantile or the Bank immediately prior to the acquisition.

Rights Under the Stock Incentive Plan of 2006

In general, stock options granted under the Stock Incentive Plan of 2006 that are vested at the time employment terminates may be exercised by the executive officer within three months after his termination of employment. However, if his employment terminates due to death or disability, his vested stock options may be exercised within 12 months after the date of termination, but not later than the expiration date of the option. In addition, the Stock Incentive Plan of 2006 provides that all outstanding options granted under the plan are forfeited if an officer’s employment is terminated for cause, whether or not the options are vested.

If an executive officer terminates employment due to death or disability, then restricted stock granted to him under the Stock Incentive Plan of 2006 will be partially vested. Also, if an executive officer terminates employment due to retirement, or we terminate his employment other than for cause, then restricted stock granted to him under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee also has discretion to accelerate the vesting of restricted stock.

Rights Under the Firstbank Corporation 2006 Stock Compensation Plan

Mr. Sullivan and Mr. Stone each hold options granted under the Firstbank Corporation 2006 Stock Compensation Plan (the "Firstbank Stock Compensation Plan"), which we assumed in connection with the merger. In general, stock options granted under the Firstbank Stock Compensation Plan that are vested at the time employment terminates may be exercised by the executive officer within three months after his termination of employment. However, if employment terminates due to death or disability, vested stock options may be exercised within one year after the date of such termination, but not later than the expiration date of the option. If employment terminates due to normal or early retirement, vested stock options may be exercised within 15 months after the date of such termination. If an executive officer's employment is terminated for cause (as determined by the Compensation Committee in its sole discretion), then the executive officer will lose all rights to exercise any outstanding unexercised options.

Distribution from the Deferred Compensation Plan

Each executive officer will receive a distribution of his account under the deferred compensation plan upon his termination of employment. Distributions will generally be delayed for six months after the termination of employment, to the extent required by Section 409A of the Internal Revenue Code. However, if employment is terminated due to cause, or if an executive officer is subject to a final removal or prohibition order issued by a federal banking agency, then the executive officer will only receive a distribution of his own deferrals, without any interest credits.

Table of Potential Payments Upon Termination of Employment

The following tables provide information regarding compensation and benefits payable to our executive officers under their respective employment agreements or the Stock Incentive Plan of 2006 upon termination of their employment. The amounts shown assume that termination of employment was effective as of December 31, 2015, the last business day of our 2015 fiscal year, and include estimates of the amounts that would be paid, except that the amount shown for Mr. Sullivan is as of May 28, 2015, his actual termination date. The actual amounts would only be determined upon an officer’s termination of employment. The value of restricted stock that would have become vested due to termination without cause, retirement, death or disability is based on the closing stock price of $24.54 on December 31, 2015. The value of “in the money” stock options that would have become vested due to the same events is equal to the difference between the closing stock price of $24.54 on December 31, 2015 and the exercise price of the “in the money” option grants multiplied by the number of stock option grants.

	During Employment Period				After Employment
Name	Termination Without Cause or for Good Reason ($)(1)	Termination Due to Death ($)		Termination Due to Disability ($)(4)	Period and Before Age 65, Termination Without Cause or Due to Base Salary Reduction ($)(5)	Retirement at or After Age 65 ($)(6)
Michael H. Price	1,701,988	1,121,243	(2)	1,867,385	584,988	71,243
Robert B. Kaminski, Jr.	1,199,807	935,853	(3)	1,500,553	195,307	35,853
Charles E. Christmas	934,834	935,387	(3)	1,272,767	191,934	35,387

(1)

Includes (a) annual base salary through the end of 2018 for Mr. Price, $1,617,000, Mr. Kaminski, $1,129,500, and Mr. Christmas, $867,900; (b) life, disability and medical insurance premiums for 18 months for Mr. Price, $3,745, Mr. Kaminski, $24,454, and Mr. Christmas $21,547; (c) out-placement, office and related expenses of $10,000 for each officer; and (d) the value of restricted shares and stock options that would have become vested due to termination without cause, for Mr. Price, $71,243, for Mr. Kaminski, $35,853, and for Mr. Christmas, $35,387, which value would not apply and should be subtracted in the case of a termination by the officer for good reason.

(2)

Includes payment of death benefit from us of $250,000, and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $500,000, and the value of restricted shares and stock options that would have become vested due to death of $71,243.

(3)

Includes payment of death benefit from us of $100,000, and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $500,000, and the value of restricted shares and stock options that would have become vested due to death of $35,853 for Mr. Kaminski and $35,387 for Mr. Christmas.

(4)

Includes (a) annual base salary through the end of 2018 for Mr. Price, $1,617,000, Mr. Kaminski, $1,129,500, and Mr. Christmas, $867,900; (b) life, disability and medical insurance premiums until age 65 for Mr. Price, $14,982 (calculated at $2,497 annually), Mr. Kaminski, $191,200 (calculated at $17,390 annually) and Mr. Christmas, $231,780 (calculated at $15,452 annually); and (c) the value of restricted shares and stock options that would have become vested due to disability, for Mr. Price, $71,243, for Mr. Kaminski, $35,853, and for Mr. Christmas, $35,387. In addition, the executive officers would receive long term disability benefits from the applicable insurance companies for as long as the officer is disabled up to age 65, in the following annual amounts, for Mr. Price, $164,160, Mr. Kaminski, $144,000, and Mr. Christmas, $137,700. If the disability was catastrophic as defined in the disability insurance policies, the annual disability benefits in the prior sentence would be about 22% to 41% more, depending on the executive officer.

(5)

Includes (a) for Mr. Price, $500,000, and Mr. Kaminski and Mr. Christmas, $125,000; (b) life, disability and medical insurance premiums for 18 months for Mr. Price, $3,745, Mr. Kaminski, $24,454, and Mr. Christmas $21,547; (c) out-placement, office and related expenses of $10,000 for each officer; and (d) the value of restricted shares and stock options that would have become vested due to termination without cause, for Mr. Price, $71,243, for Mr. Kaminski, $35,853 and for Mr. Christmas, $35,387, which value would not apply and should be subtracted in the case of a termination by the officer because of a reduction in his base salary. The amounts are calculated as though the employment period had ended before December 31, 2015.

(6)

Includes the value of restricted shares and stock options that would have become vested at retirement. The amounts are calculated as though the officer had reached 65 years of age as of December 31, 2015.

Name	Termination at End of Employment Term ($)		Termination Without Cause, Upon Retirement at or After Age 65, or Due to Death or Disability ($)(3)
Thomas R. Sullivan	36,963	(1)	51,261
Samuel G. Stone	78,092	(2)	1,422

__________________

(1)

Mr. Sullivan terminated employment on May 28, 2015, at the end of his one year employment term. Includes payment of: life insurance premiums for two years of $7,520, medical insurance premiums for 18 months of $20,443, plus a $9,000 payment to offset the cost of obtaining individual health insurance or for any other purpose.

(2)

Mr. Stone's 18-month employment term ended on December 1, 2015 and he terminated employment on January 15, 2016. Includes payment of: life insurance premiums for two years of $48,649, medical insurance premiums for 18 months of $20,443, plus a $9,000 payment to offset the cost of obtaining individual health insurance or for any other purpose.

(3)	Includes the value of restricted shares and stock options that would have become vested due to termination without cause, retirement at or after age 65, death or disability.

Change in Control

If a change in control of Mercantile or the Bank occurs and the employment of Mr. Price, Mr. Kaminski or Mr. Christmas is terminated without cause or the officer terminates his employment for good reason within 24 months after the change in control, the officer will receive a lump sum payment in addition to severance benefits under the employment agreement. Options granted under the Stock Incentive Plan of 2006, according to their terms when granted, become fully vested upon a change in control and are exercisable during their remaining term, even if an executive officer’s employment terminates during the option term. According to their terms when awarded, shares of restricted stock awarded under the Stock Incentive Plan of 2006 become fully vested upon a change in control. A “change in control” is defined in the Stock Incentive Plan of 2006 as (a) the failure of the continuing directors to constitute a majority of the Board of Directors; (b) the acquisition by any person of ownership of 40% or more of the outstanding common stock of Mercantile; (c) a reorganization, merger or consolidation after which the Mercantile shareholders do not own at least 50% of the value and voting power of the outstanding capital stock of the entity surviving the transaction; (d) a liquidation or dissolution of Mercantile, or a sale of all or substantially all of its assets; or (e) any other change in control transaction that is reportable to the SEC under Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934.

Each executive officer will receive a distribution of his account under the deferred compensation plan if his employment terminates within 12 months after a change in control. The value of each officer’s account as of December 31, 2015 is shown above in the table under the heading “Nonqualified Deferred Compensation For 2015.”

Potential Payments Upon a Change in Control

The following table provides information regarding the value of benefits that would be provided to our executive officers in the event of a change in control of Mercantile. A lump sum cash payment would be made pursuant to the terms of the officer's change in control agreement assuming there was both a change in control and a termination without cause or a good reason termination on December 31, 2015. Under our Stock Incentive Plan of 2006 there are provisions regarding a change in control. The amounts shown assume that the change in control occurred as of December 31, 2015, the last business day of our 2015 fiscal year, and include estimates of the value of stock options and restricted stock that would be vested upon a change in control. The actual amounts would only be determined upon a change in control.

	Termination Without Cause or Good Reason	Accelerated Vesting Upon Change in Control
Name	Termination Within 24 Months After a Change in Control ($)	Stock Options ($)(6)	Restricted Stock ($)(7)
Michael H. Price (1)	500,000	4,780	269,940
Robert B. Kaminski, Jr. (2)	250,000	2,390	141,105
Charles E. Christmas (3)	250,000	2,390	128,835
Samuel G. Stone (4)	--	2,390	2,405
Thomas R. Sullivan (5)	--	3,556	154,479

(1)	Includes 4,000 options and 11,000 shares of restricted stock that would have vested for Mr. Price.

(2)	Includes 2,200 options and 5,750 shares of restricted stock that would have vested for Mr. Kaminski.

(3)	Includes 2,000 options and 5,250 shares of restricted stock that would have vested for Mr. Christmas.

(4)	Includes 1,000 options and 98 shares of restricted stock that would have vested for Mr. Stone.

(5)	Includes 2,108 options and 6,295 shares of restricted stock that would have vested for Mr. Sullivan.

(6)

Reflects stock option grants that were “in the money” as of December 31, 2015, determined by multiplying the number of stock option grants by the difference between the closing price for our common stock of $24.54 per share as of December 31, 2015 and the exercise price of the "in the money" option grants.

(7)	Based on the closing stock price for our common stock of $24.54 per share as of December 31, 2015.

Director Compensation For 2015

The following table provides information about the compensation of our directors for the year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total ($)

David M. Cassard	23,900	27,547	—	—	—	—	51,447
Edward J. Clark (2)	18,250	22,975	—	—	681	—	41,906
Jeff A. Gardner	25,400	21,297	—	—	—	—	46,697
Edward B. Grant	28,400	31,234	—	—	—	—	59,634
Calvin D. Murdock (2)	8,750	10,572	—	—	—	—	19,322

(1)	Our current Chairman of the Board, President and Chief Executive Officer, Mr. Price, who was also a director for 2015, has been omitted from this table because he received no special compensation for serving on our Board of Directors. The compensation paid to Mr. Sullivan for serving as a director on and after his termination of employment on May 28, 2015, and Mr. Price's compensation, is included in the Summary Compensation Table.

(2)	Mr. Murdock resigned from our Board of Directors, and Mr. Clark was elected as a member of our Board of Directors, on May 28, 2015.

(3)

Each non-employee director who was serving on January 1, 2015, received a stock award on January 2, 2015 in payment of such director's annual retainer fee covering the period of January 1, 2015 through May 31, 2015. Each non-employee director who was serving on May 28, 2015 received a stock award on that date in payment of such director's annual retainer fee covering the period of June 1, 2015 through May 31, 2016.

(4)	No option awards were made to our non-employee directors during 2015, and no non-employee director held any unexercised options as of December 31, 2015.

(5)

The amounts shown above are above-market interest credited to the accounts of the directors for 2015 on compensation they have deferred under our non-qualified deferred compensation plan. Interest is considered to be above-market interest to the extent that it exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate under the plan at the beginning of each quarter.

Compensation Arrangements for Non-employee Directors

The Compensation Committee of our Board of Directors reviews director compensation at least annually, and recommends to our Board of Directors for approval any changes that the Compensation Committee deems appropriate. Our Board of Directors approved changes to director compensation on June 26, 2014. Effective June 1, 2014, the directors' annual retainer fee is paid in the form of stock rather than in cash. The annual retainer fee is a number of shares of our common stock equivalent to an annual fee of $15,000. One annual retainer fee is also paid to each director who served as Chairman of our Audit Committee, Compensation Committee and Governance and Nominating Committee. The annual retainer is a number of shares of our common stock equivalent to an annual fee as follows:

Committee	Annual Retainer

Audit	$7,000
Compensation	$5,000
Governance and Nominating	$3,000

Stock equivalent to 5/12th of the annual retainer fee was issued to each director in January 2015, and the full annual retainer fee was paid in May 2015 immediately following the annual meeting of shareholders. The shares were issued as a stock award under our Stock Incentive Plan of 2006.

Our non-employee directors were paid a fee of $800 for each meeting of the Board of Directors that they attended, and $750 for each meeting of the Bank's Board of Directors that they attended. In addition, non-employee directors were paid a meeting fee of $700 for each meeting of the Executive Committee, $700 for each meeting of the Audit Committee and $600 for each meeting of the Compensation Committee and the Governance and Nominating Committee that they attended. For meetings that were held by telephone or other remote communications equipment, the meeting fees were one-half the amount described above. The director who serves as Facilitator for executive sessions of our Board of Directors receives a meeting fee of $400 for each executive session of the Board for which the director serves as Facilitator.

Deferred Compensation Plan

Directors are eligible to participate in the Bank’s non-qualified deferred compensation plan. Directors who participate in the plan may elect to defer up to 100% of their annual cash retainer and meeting fees. Under the plan, the amount of any director’s fees that are deferred is credited with interest at a rate equal to the prime rate as published in the Wall Street Journal, credited on a monthly basis.

The plan provides that the Bank will pay to each director, from his or her deferred compensation account, a lump sum payment, or installment payments, whichever is elected, after the director’s term of office as a director ends. If installment payments are elected, the maximum payment period is ten years. In the event that a director dies before his or her term of office ends, the Bank will distribute the payments to the director’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, the Bank will distribute the remaining payments to the director’s designated beneficiary at the same time and in the same amounts that would have been distributed if the director had not died.

The separate deferred compensation plan for directors was amended and restated effective January 1, 2015 and combined with the executive deferred compensation plan to provide for administrative convenience. The plan is subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

Transactions with Related Persons

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The policy authorizes the Audit Committee to approve a related person transaction if it determines that the transaction is at least as favorable to us as would have been expected if the transaction had been with a person who is not related to us, or is in our best interest. The policy does not cover loan transactions described in the next paragraph, which are generally subject to approval by the Bank’s Board of Directors to the extent required by applicable banking laws and regulations.

The Bank has had, and expects in the future to have, loan transactions in the ordinary course of business with our directors, executive officers, or their immediate family, or companies they have a material interest in, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

Information about a lease transaction involving the Bank and a company one of our former directors has a relation to is set forth under the heading “Compensation Committee Interlocks and Insider Participation” in this proxy statement, and is incorporated here by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Based on a review of filings, we believe that all reports required to be filed under Section 16(a) for 2015 were timely filed.

Proposal #2
Approval of the Mercantile Bank Corporation Stock Incentive Plan of 2016

General

Our Board of Directors believes that our long-term interests would be advanced by aligning the interests of our directors and employees with the interests of our shareholders. Therefore, to attract, retain and motivate directors and key employees, and to recognize the significant contributions these individuals have made to the long-term performance and growth of us and our subsidiaries, our Board of Directors adopted and approved, subject to shareholder approval, the Mercantile Corporation Stock Incentive Plan of 2016 (the “Incentive Plan”) on February 25, 2016. The Incentive Plan is intended to continue the compensation policies and practices of our Stock Incentive Plan of 2006 (the "2006 Incentive Plan"). Our 2006 Incentive Plan expired on January 18, 2016 by its terms, and no further shares can be issued under such plan. Our Board of Directors believes that approval of the Incentive Plan is advisable to make shares available for stock options, restricted stock grants and other awards.

We intend to use the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on or related to shares of our common stock (collectively referred to as “incentive awards”). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide us with flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

If shareholders approve the Incentive Plan, then incentive awards could be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan’s effective date. The effective date of the Incentive Plan will be February 25, 2016, if the shareholders approve the Incentive Plan. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for consideration determined by the Compensation Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

The following is a summary of the material features of the Incentive Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as an appendix to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and us. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Tax laws, regulations and interpretations are subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

Authorized Shares

Subject to certain anti-dilution and other adjustments, 500,000 shares of our common stock would be available for incentive awards under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be unissued shares, shares issued and reacquired or shares otherwise held by us. To the extent that any incentive award is forfeited, terminates, expires or lapses instead of being exercised, or any incentive award is settled for cash, the shares subject to such incentive award not delivered as a result thereof will again be available for grant under the Incentive Plan. If the exercise price of any stock option or stock appreciation right and/or the tax withholding obligations relating to any incentive award are satisfied by delivering shares (either actually or through a signed document affirming a participant's ownership and delivery of such shares) or withholding shares relating to such incentive award, the gross number of shares subject to the incentive award will be deemed to have been granted under the Plan.

The Incentive Plan would not allow any participant to receive, in any calendar year, incentive awards issued under the Incentive Plan with respect to more than 25% of the total number of shares available under the Incentive Plan. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Compensation Committee will adjust the incentive awards appropriately. Unless the Incentive Plan is terminated earlier by our Board of Directors, incentive awards could be granted at any time before or on February 24, 2026, when the Incentive Plan will terminate according to its terms. On March 1, 2016, the closing price of our common stock on the Nasdaq National Market was $23.15 per share.

Eligible Participants

All of the directors of Mercantile (6 persons) and the Bank (17 persons) and all employees of Mercantile or any of its subsidiaries (currently approximately 710 persons) are eligible to receive incentive awards under the plan. The Committee has authority to select from among eligible persons the persons who will receive incentive awards. During 2015, all of our nonemployee directors, our 4 executive officers, and 96 other officers and employees received awards under the 2006 Incentive Plan. Additional individuals may become directors, officers, or employees in the future. The Compensation Committee in its discretion may select a larger or smaller number of persons to receive awards in the current or future years. Directors, nominees for director, officers, and employees of Mercantile and our subsidiaries may be considered to have an interest in the Incentive Plan because they may, in the future, receive incentive awards under it.

New Plan Benefits

No incentive awards have been granted under the Incentive Plan through the date of this proxy statement. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Incentive Plan during fiscal year 2015 if the Plan had been in effect for fiscal year 2015 and that are determinable. This table assumes that if the Incentive Plan had been in effect during fiscal year 2015, any grants actually made under the 2006 Incentive Plans would have been made under the Incentive Plan. The table does not set forth options or other incentive awards that could be granted in the future under the Incentive Plan, because they are not determinable at this time.

Stock Incentive Plan of 2016

Name and Position	Restricted Stock	Stock Options	Stock Grants	Total Units	Total Value ($)

Michael H. Price, Chairman, President and Chief Executive Officer of Mercantile, and Chairman of the Bank	4,000	2,000	0	6,000	109,372

Robert B. Kaminski, Jr., Executive Vice President, Chief Operating Officer and Secretary of Mercantile, and President, Chief Executive Officer and Secretary of the Bank	2,250	1,200	0	3,450	61,852

Charles E. Christmas, Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and Executive Vice President and Chief Financial Officer of the Bank	1,750	1,000	0	2,750	48,401

Thomas R. Sullivan, Former Chairman of Mercantile and Former Vice Chairman of the Bank	1,085	620	750	2,455	44,874

Samuel G. Stone, Former Executive Vice President of Corporate Finance and Strategic Planning of Mercantile and the Bank	98	0	0	98	2,464

Executive Group	9,183	4,820	750	14,753	266,963

Non-Executive Director Group	0	0	3,750	3,750	74,325

Non-Executive Officer Employee Group	56,750	0	0	56,750	1,426,695

Administration of the Incentive Plan

The Incentive Plan would be administered by the Compensation Committee of our Board of Directors. The Compensation Committee would be authorized and empowered to do all things that it determined to be necessary or appropriate in connection with the administration of the Incentive Plan. The Compensation Committee would determine, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The Compensation Committee could amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan. With certain exceptions related to compliance with securities laws, any power or authority of the Compensation Committee with respect to the Incentive Plan could also be exercised by the Board of Directors.

Except for incentive awards granted with respect to a maximum of 5% of the shares authorized under the Incentive Plan and shares granted to members of our Board and members of the Board of the Bank as compensation for board service, incentive award agreements will not provide for vesting prior to the first anniversary of the grant date. The Compensation Committee may provide for shorter or earlier vesting in connection with a change in control, death, disability, retirement or other event or circumstance that the Committee determines to be appropriate.

Stock Options

The Incentive Plan would permit us to grant to participants options to purchase shares of our common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option would count as the number of shares of common stock subject to the stock option. Certain stock options that could be granted to employees under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

The Compensation Committee would establish the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of our common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of our common stock that the participant has owned for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Incentive Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves his or her employment or directorship. If an option holder is terminated for cause (as defined in the Incentive Plan), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Incentive Plan, if an option holder retires (as specified in the Incentive Plan) as an employee, he or she could exercise vested options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise. An option holder who retires as an employee will be automatically vested in that number of stock options granted under the Incentive Plan to that option holder as determined by multiplying the respective number of stock options held by that option holder by a fraction, the numerator of which is the number of full months that have elapsed since the date of grant and the denominator of which is the total number of full months in the period required to achieve 100% vesting.

Stock options granted under the Incentive Plan generally could not be transferred without Compensation Committee approval, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and we would not receive a deduction at the time an incentive stock option is granted or vests. If an incentive stock option is exercised, the option holder would not recognize income and we would not receive a deduction. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder’s basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. We would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option on the date of exercise, or (b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options – those options that do not meet the Internal Revenue Code’s definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and we would not receive a deduction when a nonqualified stock option is granted or vests. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder’s tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Stock Appreciation Rights

The Incentive Plan would also permit the Compensation Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of a share of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a “base” price set by the Compensation Committee. Under the Incentive Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the date the stock appreciation rights are granted. Stock appreciation rights would be exercisable on dates determined by the Compensation Committee at the time of grant. The Compensation Committee could award stock appreciation rights for any amount of consideration or no consideration, as the Compensation Committee determines.

No stock appreciation rights could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the base price of such stock appreciation rights to the same participants.

Stock appreciation rights would be subject to terms and conditions determined by the Compensation Committee. A stock appreciation right could relate to a particular stock option and could be granted simultaneously with or subsequent to the stock option to which it related. Except to the extent otherwise provided in the Incentive Plan or the grant, (i) stock appreciation rights not related to a stock option would be subject to the same terms and conditions applicable to stock options under the Incentive Plan, and (ii) all stock appreciation rights related to stock options granted under the Incentive Plan would be granted subject to the same restrictions and conditions and would have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they related and could be subject to additional restrictions and conditions. When stock appreciation rights related to stock options are exercised, such stock options are automatically cancelled with respect to an equal number of underlying shares. Unless the Compensation Committee determines otherwise, stock appreciation rights could be settled in shares of common stock or cash. For purposes of determining the number of shares available under the Incentive Plan, each stock appreciation right would count as one share of common stock, without regard to the number of shares, if any, that are issued upon the exercise of the stock appreciation right or upon such settlement.

Federal Tax Consequences of Stock Appreciation Rights

The treatment of stock appreciation rights that are payable solely in the form of our common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and we would not receive a deduction at the time such a stock appreciation right is granted or vests. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock acquired upon exercise (on the date of exercise). We would receive a corresponding deduction for federal income tax purposes. The participant’s tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss. Under current federal income tax laws, if a stock appreciation right is exercised and paid in the form of cash, the participant would recognize compensation income in the year of exercise in an amount equal to the cash payment. We would receive a corresponding deduction for federal income tax purposes.

Restricted Stock and Restricted Stock Units

The Incentive Plan would also permit the Compensation Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the Compensation Committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). For purposes of determining the number of shares available under the Incentive Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation Committee, each restricted stock unit would be equal to one share of our common stock and would entitle a participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. Restricted stock units would be settled no later than the 15th day of the third month after the restricted stock units vest. The Compensation Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the Compensation Committee determines.

As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Restricted stock and restricted stock units granted to a participant would “vest” (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. However, the Incentive Plan provides that in no event may the grant, issuance, retention, vesting or settlement of shares of restricted stock or restricted stock units based on achievement of performance goals be subject to a performance period of less than one year. In addition, no condition that is based upon continued employment or the passage of time may provide for vesting or settlement in full of restricted stock or restricted stock units over a period of less than one year from the date the award is made, other than as a result of or upon the death, disability or retirement of the participant or a change in control.

Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant’s employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock or a restricted stock unit is subject to restrictions) for any reason other than death, disability or retirement, each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to us. If the participant’s employment or directorship is terminated during the restricted period because of death, then the restrictions on the participant's shares of restricted stock and restricted stock units would terminate automatically with respect to all of the shares or restricted stock units granted to that participant. If the participant’s employment or directorship is terminated during the restricted period because of disability or (in the case of employees only) retirement or if we terminate an employee other than for cause, then the restrictions on the participant’s shares of restricted stock and restricted stock units would terminate automatically with respect to that respective number of such shares or restricted stock units (rounded to the nearest whole number) equal to the respective total number of such shares or restricted stock units granted to such participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective restricted period, provided, however, that if such restricted stock or restricted stock units are subject to the attainment of performance goals, then the restrictions will not lapse until the end of the applicable performance period and then only after it is determined that we have attained such performance goals. All of the remaining shares of restricted stock and restricted stock units would be forfeited and returned to us. However, the Compensation Committee could, either before or after a participant becomes disabled or retires, waive the restrictions remaining on any or all of his or her remaining shares of restricted stock and restricted stock units. If a participant is terminated for cause (as defined in the Incentive Plan), the participant would forfeit all restricted stock and restricted stock units that are still subject to restrictions as of the date of termination.

Without Compensation Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than to us or by will or the laws of descent and distribution. All rights with respect to restricted stock and restricted stock units would only be exercisable during a participant’s lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock and restricted stock units. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to the restricted stock, including dividend and liquidation rights and full voting rights. Holders of restricted stock units would enjoy dividend and liquidation rights with respect to shares of common stock subject to unvested restricted stock units, but would not enjoy voting rights with respect to such shares. Unless the Compensation Committee determines otherwise, any noncash dividends or distributions paid with respect to shares of unvested restricted stock and shares of common stock subject to unvested restricted stock units would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

Federal Tax Consequences of Restricted Stock and Restricted Stock Units

Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, we would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant would not recognize income with respect to the forfeited award and we would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units would be reported as compensation income to the participant and we would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant’s basis in the stock.

Stock Awards

The Incentive Plan would also permit the Compensation Committee to make stock awards. The Compensation Committee could make stock awards for any amount of consideration, or no consideration, as the Compensation Committee determines. A stock award of our common stock would be subject to terms and conditions set by the Compensation Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of our common stock. However, the Compensation Committee could impose restrictions on the assignment or transfer of common stock awarded under the Incentive Plan.

Federal Tax Consequences of Stock Awards

The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient’s tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). We would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a “substantial risk of forfeiture.”

Other Stock-Based Awards

Finally, the Incentive Plan would also permit the Compensation Committee to grant a participant one or more types of awards based on or related to shares of our common stock, other than the types described above. We currently do not intend to make any such awards. Any such awards would be subject to terms and conditions as the Compensation Committee deems appropriate, as set forth in the respective award agreements and as permitted under the Incentive Plan.

Effects of a Change in Control

If a "change in control" of Mercantile (as defined in the Incentive Plan) occurs, the parties may agree that outstanding incentive awards will be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or its parent company) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award will be substantially the same as the vesting and other terms and conditions of the original incentive award. If the assumed or substituted award is a stock option or a stock appreciation right, the number of shares and exercise/base price will be adjusted in accordance with the principles set forth in applicable Treasury regulations. If the assumed or substituted incentive award is not a stock option or a stock appreciation right, the number of shares covered by the assumed or substitute award will be based upon the change in control transaction value of our outstanding shares of common stock. If the original incentive award is subject to the satisfaction of any performance conditions, then, unless the Compensation Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the incentive award is earned. If, within one year following a change in control, a participant's employment or other service terminates due to death or disability or is terminated by us or a successor or acquiring company (or any of its or their affiliates) without cause or by the participant for good reason (as defined in the Incentive Plan), then any outstanding assumed or substitute awards held by such terminated participant will immediately be fully vested, and any outstanding assumed or substitute stock options and stock appreciation rights will remain outstanding for at least 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms.)

Unless the Compensation Committee, acting in its discretion, prescribes an economically equivalent alternative approach, if a change in control occurs and if the parties do not agree that an outstanding incentive award will be assumed or substituted by the successor or acquiring company (or its parent company), then such incentive award will be deemed fully vested and any performance conditions applicable to such incentive award will be deemed satisfied at the target performance level for purposes of determining the extent to which the incentive award is earned. Each such incentive award will be cancelled immediately prior to the effective time of the change in control in exchange for an amount equal to the per share consideration received by the holders of outstanding shares in the change in control transaction, reduced in the case of a stock option or stock appreciation rights by the exercise or base price for such shares. No consideration will be payable in respect of the cancellation of a stock option or stock appreciation right with an exercise or base price per share that is equal to or greater than the value of the change in control transaction consideration per share. The amount payable with respect to the cancellation of an outstanding incentive award will be paid in cash, unless the parties to the change in control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or its parent company).

Tax Withholding

If incentive awards are made under the Incentive Plan, we could withhold from any cash otherwise payable to a participant or require a participant to remit to us amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding shares of our common stock to be received upon exercise of or vesting of an incentive award or by delivering to us previously owned shares of common stock. We may reasonably delay the issuance or delivery of shares of common stock pursuant to an incentive award as we determine appropriate to address tax withholding and other administrative matters.

Termination and Amendment of the Incentive Plan or Awards

The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in our best interests, provided that no such amendment could be made (except adjustments expressly permitted by the Incentive Plan) without the approval of our shareholders if it would (i) change the list of measurements of performance on which the Compensation Committee may base performance goals, (ii) reduce the exercise price of a stock option or the base price of a stock appreciation right below the market value of the underlying stock on the date of the grant, (iii) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, (iv) increase the individual annual maximum award limit, or (v) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or rules, provided, however, that the Incentive Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Internal Revenue Code. In addition, no amendment to the Incentive Plan or to a previously granted award agreement could impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is necessary to satisfy a law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. We could also suspend a participant’s rights under the Incentive Plan for a period of up to sixty days while a participant’s termination for cause is considered.

Effective Date of the Incentive Plan

Subject to shareholder approval, the Incentive Plan would take effect on February 25, 2016, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after February 24, 2026.

If the Incentive Plan is not approved by the shareholders, no incentive awards will be made under the Incentive Plan to any director or employee.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and certain other highly compensated officers. Qualified “performance-based” compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The Incentive Plan is intended to provide for the ability to grant incentive awards that qualify as performance-based compensation under Section 162(m). The Incentive Plan will be interpreted, administered and amended if necessary to achieve that intended purpose.

Stock options and stock appreciation rights awarded under the Incentive Plan would qualify as performance-based compensation.

For a stock award, restricted stock, restricted stock unit or other stock-based or stock-related award to qualify as performance-based compensation, the vesting or payment of such incentive award must be contingent upon the achievement of one or more performance goals established by the Compensation Committee and must otherwise satisfy the requirements of Section 162(m). The performance goals for incentive awards must meet certain other criteria as well to qualify as performance-based compensation, including (i) the performance goals must be established in writing by the Compensation Committee during the first 90 days of the applicable performance period and before 25% of the performance period has elapsed, (ii) the satisfaction of the performance goals must be substantially uncertain when established by the Compensation Committee for the performance period, and (iii) the performance goals must be based solely upon objective criteria from which an independent third party with knowledge of the facts could determine whether the performance goal or set of goals is satisfied and from that determination could calculate the performance-based compensation to be paid.

Under the Incentive Plan the performance goals that may be established by the Compensation Committee with respect to performance-based compensation would be limited to any one or more of the following measurements of performance, either individually or in any combination, applied to either Mercantile as a whole or to a Mercantile subsidiary, either individually or in any combination, and measured against pre-determined levels, the performance of a pre-established peer group or a published or special index: net income; net income per share; return on equity; cash earnings; cash earnings per share, reflecting dilution of the common stock as the committee deems appropriate and, if the committee so determines, net of or including dividends; cash earnings return on equity; operating income; operating income per share; operating income return on equity; return on assets; cash flow; cash flow return on capital; return on capital; productivity ratios; share price (including without limitation, growth measures or total shareholder return); expense or cost levels; margins; operating efficiency; efficiency ratio; customer satisfaction, based on specified objective goals or a Mercantile-sponsored customer survey; employee satisfaction, based on specified objective goals or a company-sponsored employee survey; economic value added measurements; market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; reduction of losses, loss ratios, expense ratios or fixed costs; employee turnover; specified objective social goals; noninterest income; interest income; net interest income; deposit growth; and loan growth.

An incentive award intended to qualify as performance-based compensation could provide that any evaluation of performance could include or exclude certain specific events or their effects that occur during the performance period, including asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; acquisitions, mergers, divestitures or accounting changes; amortization of goodwill or other intangible assets; discontinued operations; and other special charges or extraordinary items.

No participant in the Incentive Plan may be granted, in any calendar year, awards representing more than 25% of the total number of shares of our common stock available for awards under the Incentive Plan. Performance-based compensation would be paid only after written certification by the Compensation Committee that the applicable performance goals have been satisfied.

Clawback Conditions

Incentive awards and benefits otherwise provided by incentive awards made under the Incentive Plan will be subject to our incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

Registration of Shares

We intend to register shares covered by the Incentive Plan under the Securities Act of 1933 before any stock options or stock appreciation rights could be exercised and before any shares of restricted stock, restricted stock units, stock awards or other stock-based or stock-related awards are granted.

Required Vote

The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

Your Board of Directors Recommends That You

Vote FOR Approval of the Stock Incentive Plan of 2016

Equity Plan Compensation Information

The following table summarizes information, as of December 31, 2015, relating to compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	10,688	$24.32	215,000
Equity compensation plans not approved by security holders	—	—	—
Total	10,688	$24.32	215,000

(1)	The equity compensation plan in this category is our 2006 Incentive Plan.

Proposal #3
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has selected BDO as our independent registered public accounting firm for the year ending December 31, 2016. BDO began serving as our independent auditor for the fiscal year ended December 31, 2007. Services provided to us by BDO in 2015 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate practice.

Representatives of BDO plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2016. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for ratification of the appointment of BDO.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders.

Principal Accountant Fees and Services

The following table shows the fees for audit and other professional services provided to us by BDO for 2015 and 2014.

	2015	2014
Audit Fees (1)	$351,174	$343,016
Audit-Related Fees (2)	29,850	104,406
Tax Fees	0	0
All other fees	0	0

(1)

Includes the fees billed for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and accounting-related consultations for 2015 and 2014. For 2014, includes fees related to the S-8 registration statement for our Employee Stock Purchase Plan of 2014 and the S-3 registration statement for our Dividend Reinvestment and Stock Purchase Plan for fiscal year 2014.

(2)	Includes fees related to audit of employee benefit plan for 2015 and 2014. Also includes fees for professional services rendered in connection with the Firstbank merger for fiscal year 2014.

The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for us by our independent auditor. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to two members of the Audit Committee, either of whom can act alone, for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. All of the services described in the table above were pre-approved by the Audit Committee.

Proposal #4
Advisory Vote on Executive Compensation

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Mercantile Bank Corporation’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2015 is reasonable, appropriate and justified by Mercantile’s performance.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that you vote FOR approval of our executive compensation program as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

Shareholder Proposals for 2017 Annual Meeting

A proposal submitted by a shareholder for the 2017 annual meeting of shareholders must be sent to the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 and received by December 12, 2016 in order to be eligible to be included in our proxy statement for that meeting.

A shareholder who intends to present a proposal for the 2017 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us with notice of such intention by at least February 25, 2017, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2017 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement pursuant to Rule 14a-4(c) under the Exchange Act.

Other Matters

Our Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

Mercantile Bank Corporation

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2016.

Vote by Internet

- Go to **www.envisionreports.com/MBWM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - David M. Cassard	☐	☐	02 - Edward J. Clark	☐	☐	03 - Jeff A. Gardner	☐	☐
04 - Edward B. Grant	☐	☐	05 - Michael H. Price	☐	☐	06 - Thomas R. Sullivan	☐	☐

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	For	Against	Abstain		For	Against	Abstain
2. Approval of the Mercantile Bank Corporation 2016 Stock Incentive Plan.	☐	☐	☐	3. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016.	☐	☐	☐
4. Advisory approval of the compensation of our named executive officers.	☐	☐	☐	5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, or at any adjournment or postponement of the meeting.			

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appear(s) on this proxy and mail it promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each joint owner should sign. If a corporation or other entity, the signature should be that of an authorized person who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Our notice and proxy statement and 2015 annual report are available at www.envisionreports.com/MBWM.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Mercantile Bank Corporation

310 Leonard Street NW
Grand Rapids, Michigan 49504

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders to be held May 26, 2016

The undersigned hereby appoints Jeff A. Gardner and Edward J. Clark, or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the annual meeting of shareholders to be held on May 26, 2016, and at all adjournments or postponements thereof, with all powers that the undersigned would have if present at the meeting.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR the approval of the Mercantile Bank Corporation 2016 Stock Incentive Plan, FOR the ratification of the independent registered public accounting firm, FOR the advisory approval of the compensation of our named executive officers, and according to the discretion of the Proxies on any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)

Mercantile Bank Corporation

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Vote by Internet
- Go to **www.envisionreports.com/MBWM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice of meeting, proxy statement, and annual report to shareholders are available at:

www.envisionreports.com/MBWM

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/MBWM** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2016 to facilitate timely delivery.

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Shareholder Meeting Notice

Mercantile Bank Corporation's Annual Meeting of Shareholders will be held on May 26, 2016 at Kent Country Club, 1600 College Avenue NE, Grand Rapids, MI 49505, at 9:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors: David M. Cassard, Edward J. Clark, Jeff A. Gardner, Edward B. Grant, Michael H. Price, Thomas R. Sullivan.
2. Approval of the Mercantile Bank Corporation 2016 Stock Incentive Plan.
3. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016.
4. Advisory approval of the compensation of our named executive officers.
5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, or at any adjournment or postponement of the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Mercantile Bank Corporation 2016 Annual Meeting of Shareholders

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/MBWM**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Mercantile Bank Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2016.

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